Exhibit 10.24

DATED THIS 19 DAY OF MAY 2026

Between

PONTIAC LAND PRIVATE LIMITED

(UEN: 1961001870)

Landlord

And

HC ORTHOPAEDIC SURGERY PTE. LTD.

(UEN: 201725626E)

Tenant

********************************************

LEASE

(CLINIC)

CAMDEN MEDICAL CENTRE

(#11-06 and #11-07)

********************************************

ii.

iii.

iv.

THlS LEASE is made the 19 day of May 2026

BETWEEN:-

(1)	PONTIAC LAND PRIVATE LIMITED (UEN: 196100187D) a company incorporated in the Republic of Singapore and having its registered office at One Temasek Avenue, #41-00 Millenia Tower, Singapore 039192 (the “Landlord”); and

(2)	HC ORTHOPAEDIC SURGERY PTE. LTD. (UEN: 201725626E), a company incorporated in the Republic of Singapore and having its registered office at 3 Mount Elizabeth, #13-09, Mount Elizabeth Hospital, Singapore 228510 (the “Tenant”).

WHEREBY IT IS AGREED as follows:-

1.	INTERPRETATION

1.1	In this Lease the following words and expressions shall, unless the context otherwise requires, have the following meanings:-

“#11-06” (“#11-06”) and “#11-07” (“#11-07”) means the premises described in Schedule 1, the boundaries and location of which are shown in the attached plan marked Annexure B, excluding the exterior faces of external walls, the exterior faces of boundary walls and the roof;

“Centre” means the development known as “Camden Medical Centre” erected on Lot 1885K TS 24 and includes the building thereon (and all additions, extensions, modifications and alterations thereof which may be undertaken from time to time), carparks, roads, pavements, fixtures, facilities, fittings, installations and all structures erected, or from time to time erected, or in the course of erection, above ground and underground and as indicated on the copy of the site plan attached as Annexure A;

“Centre Manager” means the managing agent or other competent body (appointed by the Landlord or otherwise) to manage the Common Area;

“COC” means the Code of Conduct for Leasing of Retail Premises in Singapore referred to in s5(1) LARPA (the version of which is applicable to this Lease being the Third Edition dated 1 November 2023, as amended by Corrigendum No 1 dated 22 January 2024);

“COC Checklist” means the checklist for lease agreements to be completed and (where applicable) acknowledged by both the Landlord and the Tenant under the COC;

“Common Area” means the entrances and exits, common areas, improvements, fixtures, facilities, equipment and installations in the Centre which are from time to time provided or designated by the Landlord for the general use by the Tenant and the Tenant’s Occupiers in common with the Landlord and other tenants of the Landlord, and any other person authorized by the Landlord, in the manner and for the purposes permitted by this Lease and shall include all areas which are designated “common property” under the Land Titles (Strata) Act 1967 whether or not there is a Management Corporation;

“Conducting Media” means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

“Deposit” means the sum deposited by the Tenant with the Landlord pursuant to Clause 11;

“Dollars” and “$” mean the lawful currency of the Republic of Singapore;

“Fitting Out Manual” means the Landlord’s fitting out regulations, requirements and procedures as set out in the Landlord’s fitting out manual (receipt of a copy of which the Tenant hereby acknowledges) and as the same may be amended or updated by the Landlord at its absolute discretion from time to time;

“Fitting Out Period” means the period of two (2) months commencing from 1 June 2026 to 31 July 2026;

“Fitting Out Plans” means all plans, layouts, designs, drawings, specifications and particulars for and of the Tenant’s Fitting Out Works (including details of all proposed contractors and sub-contractors to be engaged and proposed materials to be used for the Tenant’s Fitting Out Works) to be prepared by the Tenant;

“Floor Area” means the area of the floor of the Premises measured to include half the thickness of the walls/partitions/glass (as the case may be) which form the boundary of the Premises and the area occupied by all pillars, columns, mullions, internal partitions and projections within the Premises as stipulated in Clause 14;

“GST” means the goods and services tax under the Goods and Services Tax Act 1993 or any tax of a similar nature that may be substituted for or in addition to it (including any increases thereto);

“Interest Rate” means interest calculated at the rate of 2% per month (as well after as before judgment, if any);

“LARPA” means the Lease Agreements for Retail Premises Act 2023;

“Landlord” includes its successors, assigns and all persons entitled to the reversion immediately expectant upon the determination of this Lease;

“Lease” means this Lease and includes any instruments supplemental to this Lease and any amendments or variations to this Lease agreed in writing between the Landlord and Tenant;

“Lettable Area” means all that portion of the Centre designated by the Landlord for commercial use and capable of being let (whether actually let or not) including the area occupied by the Landlord (if any) and any area which may be added, by way of construction of additional floors/levels or otherwise, to the Centre;

“Management Corporation” means a management corporation of the Centre or any part thereof established under the Land Titles (Strata) Act 1967 and managing the Centre as a whole or part thereof, in particular, but not limited to, managing, maintaining and operating the entrances and exits, common areas, improvements, fixtures, facilities, equipment and installations (including carparks, roads, ramps, pavements and general signs) in and around the Centre or any part thereof for the general use by or common benefit of the entire Centre;

“month” means a calendar month;

“Operating Hours” means the hours between 8:30 a.m. and 6:15 p.m. on weekdays and 8:30 a.m. and 2:15 p.m. on Saturdays (Sundays and gazetted public holidays excluded) or such hours as the Landlord may prescribe at any time and from time to time;

“Payment Date” means the date as defined in Clause 10.3;

“Permitted Use” means the use of the Premises as a Family Medicine Clinic, Health Screening & Orthopaedic Clinic, using the business names of “HC Orthopaedic Surgery”, “Premier Health Screening Centre” and “T&T Medical Group” or such other business name(s) approved by the Landlord in writing from time to time in accordance with the terms of the license or licences for the medical office, medical suite or clinic (as the case may be) issued by the relevant authority;

“Premises” means collectively, #11-06 and #11-07;

“Rent” means the rent calculated and payable in accordance with Clause 10.1:

“Requisite Consents” means all the permissions, consents, approvals, licenses, certificates and permits required by the competent authorities under the law in legally effectual form and/or the Rules and Regulations as may be necessary for the Tenant to lawfully commence, carry out and complete the Tenant’s Fitting Out Works;

“Rules and Regulations” means:-

(a)	the rules and regulations of the Centre and any part thereof as prescribed by the Landlord, as set out in Part B of Schedule 6, or by the Centre Manager or Management Corporation, as the case may be; and

(b)	the rules and regulations of the Centre and any part thereof as prescribed by the Management Corporation,

and as the same may be suspended, deleted, expanded or otherwise amended or updated in any way from time to time;

“Services” means the services to be provided by the Landlord as defined in paragraph 3 of Schedule 7;

“Service Charge” means the service charge calculated and payable in accordance with Clause 10.2;

“Telecommunication Services” includes telephone, telex and facsimile services;

“Tenant” includes, if the Tenant is an individual, his personal representatives and permitted assigns, or if the Tenant is a company, its successors in title and permitted assigns;

“Tenant’s Fitting Out Works” means all renovation and fitting out works to be carried out to the Premises as the Tenant may require in connection with the use and enjoyment of the Premises in accordance with the Permitted Use including but not limited to all the fitting out works to be carried out by the Tenant as specified in the Fitting Out Manual;

“Tenant’s Occupiers” means the Tenant’s servants, agents, independent contractors, licensees, sub-tenants (if consented to by the Landlord), invitees, customers and any person claiming rights to use, enjoy, visit or be at the Premises expressly or by implication with the Tenant’s consent or authority;

“Term” means the term granted by this Lease pursuant to Clause 9;

“Utilities” means gas, water and/or electricity supply; and

“year” means a calendar year.

1.2	In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any of the Tenant’s Occupiers.

1.3	The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any provision herein.

1.4	Where the context so admits, words in this Lease importing the singular meaning shall include the plural meaning and vice versa, words for the masculine gender shall include the feminine and neuter gender and vice versa and words denoting natural persons shall include corporation and firms and all such words shall be construed interchangeably in that manner.

1.5	References in this Lease to any statutes or statutory instruments shall include and refer to any statutes or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

1.6	Where two or more persons are included in the expression “Tenant” all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally, and shall also be binding on and applicable to their personal representatives and permitted assigns respectively jointly and severally.

2.	AVAILABILITY OF PREMISES

2.1	The Premises will be made available to the Tenant on 1 June 2026 in the state and condition as particularized in the specifications in Schedule 2 subject to any changes or modifications as may be deemed necessary by the Landlord or its consultants or the relevant or competent authorities.

2.2	Notwithstanding the aforesaid and the provisions of this Lease, the Tenant shall be obliged to reinstate the Premises to its original state and condition, a as particularized in the specifications in Schedule 2, upon expiry or earlier determination of this Lease, in accordance with the provisions hereof. The Tenant shall also:-

(a)	construct and complete an inter-tenancy partition wall (as delineated in green on the annexed floor plan marked Annexure 8) to separate #11-06 from #11-07 in compliance with all requirements, directions and instructions of the Landlord, and to obtain all necessary consents and approvals from the relevant authorities and make good and reinstate all affected fixtures, fittings and Interior finishes including walls, ceiling boards, carpets and partitions (collectively referred to as the “Inter-tenancy Partition Works”);and

(b)	carry out all necessary works (including mechanical and electrical works) required or related to #11-06 and #11-07 as a result of the Inter-tenancy Partition Works referred to above required for the purpose ensuring electrical and/or chilled water supply and/or ventilation to #11-06 and #11-07 (if necessary) in compliance with all requirements, directions and instructions of the Landlord and to obtain all necessary consents and approvals from the relevant authorities and make good and reinstate all affected fixtures, fittings and interior finishes including walls, ceiling boards, carpet and partitions, to the intent that #11-06 and #11-07 are capable of being treated by the Landlord as separate individual units for lease upon the expiry and/or termination of this Lease. The Landlord’s determination of whether the aforesaid condition has been satisfied shall be final, conclusive and binding on the Tenant.

3.	FITTING OUT PERIOD

3.1	The Landlord shall grant to the Tenant a license for the occupation of the Premises for the duration of the Fitting Out Period for the Tenant to carry out and complete the Tenant’s Fitting Out Works. No Rent nor Service Charge shall be payable during the Fitting Out Period provided that the Tenant completes the full Term of this Lease and complies with all the terms and conditions of this Lease. In the event that the Term is prematurely terminated by the Tenant for any reason whatsoever or this Lease is determined by the Landlord in consequence of the Tenant’s breach of any of the terms or conditions contained in this Lease, then in addition to and without prejudice to any other rights or remedies of the Landlord, the Tenant shall compensate and pay to the Landlord, on demand, an amount for the entire duration of the Fitting Out Period equivalent to the Rent and Service Charge which would have been payable if the Fitting Out Period constituted part of the Term.

3.2	Notwithstanding the aforesaid, in the event the Tenant commences business in the Premises at any time during the Fitting Out Period, the Tenant shall pay Rent and Service Charge for the part of the Fitting Out Period during which the Tenant carries on business in the Premises as if such part of the Fitting Out Period forms part of the Term. In this connection, the Landlord’s determination of the part of the Fitting Out Period during which the Tenant carries on business in the Premises shall be accepted by the Tenant as being binding and conclusive.

4.	FITTING OUT INSURANCE AND DEPOSIT

4.1	The Tenant shall on or before the commencement of the Fitting Out Period or on or before the commencement of any Tenant’s Fitting Out Works:-

(a)	effect and maintain at the Tenant’s cost and expense (i) contractors’ all-risks insurance policy; (ii) public liability insurance policy; and (iii) such other insurances as specified in the Fitting Out Manual in such forms and amounts as the Landlord may specify (provided that the amount of coverage under such public liability insurance policy shall not exceed S$3,000,000.00 or the public liability insurance coverage limit in the Landlord’s public liability insurance policy, whichever shall be the lower) and shall in all such policies name the Landlord, the Landlord’s main contractor and the Tenant’s fitting out contractor as the co-insured parties for their respective interests. Copies of such policies shall be furnished to the Landlord prior to the commencement of the Fitting Out Period or prior to the commencement of any Tenant’s Fitting Out Works; and

(b)	pay to the Landlord a fitting out deposit in accordance with the provisions of the Fitting Out Manual. Such deposit shall be applied by the Landlord in the manner specified in the Fitting Out Manual, and in addition shall be security for the due performance by the Tenant of, inter alia, the following obligations:-

(i)	the Tenant shall duly carry out and complete the Tenant’s Fitting Out Works in accordance with the Fitting Out Manual, the Fitting Out Plans and this Lease;

(ii)	the Tenant shall keep the Premises and the Centre clean and tidy at all times while the Tenant’s Fitting Out Works are being carried out and at the completion of the Tenant’s Fitting Out Works the Tenant shall promptly remove to the satisfaction of the Landlord all waste and debris from the Centre;

(iii)	the Tenant shall promptly make good to the satisfaction of the Landlord all damage to the Premises and the Centre resulting from or in relation to the Tenant’s Fitting Out Works;

(c)	pay the fees more particularly described in the Fitting Out Manual, the amount of which shall be reasonable. The Landlord shall as soon as practicable after receipt of the Fitting Out Plans from the Tenant inform the Tenant of the amount of such fees; and

(d)	otherwise comply with such other requirements as specified in the Fitting Out Manual.

4.2	The Landlord shall be entitled to apply the fitting out deposit in the manner specified in the Fitting Out Manual and in addition if the Tenant or its contractor or agents shall commit a breach of any of its obligations, the Landlord shall be entitled but not obliged to apply the fitting out deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the fitting out deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy which the Landlord may be entitled to. If any part of the fitting out deposit shall be applied by the Landlord as aforesaid, the Tenant shall within seven (7) days of demand by the Landlord deposit with the Landlord in cash an amount equivalent to the amount so applied by the Landlord from the fitting out deposit. Subject to the foregoing, the fitting out deposit, or the balance thereof, as the case may be, shall be repaid to the Tenant, without interest, within one (1) month after the Landlord is satisfied that the Tenant’s Fitting Out Works has been completed and that the Tenant’s contractor and such contractor’s employees, agents and sub-contractors have vacated the site.

5.	FITTING OUT PLANS

5.1	The Tenant shall not effect any Tenant’s Fitting Out Works, without prior written consent of the Landlord. For the purpose of seeking the Landlord’s consent therefor, the Tenant shall, in the manner and according to the Fitting Out Manual, deliver the Fitting Out Plans to the Landlord for its review, comment and written approval before submitting the same to any relevant government or other competent authority for the Requisite Consents. The Fitting Out Plans shall comply with the Fitting Out Manual, the Landlord’s design criteria and other requirements of the Landlord. The Landlord shall be entitled to engage its architect, engineer or other consultant(s) for the purpose of the aforesaid review, comment and approval of the Fitting Out Plans. The reasonable fees and expenses of such architect, engineer and consultant(s) (estimates of which are set out in the Fitting Out Manual) shall be borne by the Tenant and forthwith paid by the Tenant to the Landlord on demand. The Landlord shall as soon as practicable after receipt of the Fitting Out Plans from the Tenant inform the Tenant of such fees and expenses.

5.2	The Tenant shall at its own cost and expense apply for and obtain, (if applicable) in the manner and according to such time schedule specified in the Fitting Out Manual, the Requisite Consents and all permits and consents necessary or required under the Rules and Regulations in relation to the Tenant’s Fitting Out Works. All such Tenant’s Fitting Out Works shall be in accordance with the Fitting Out Plans. All Tenant’s Fitting Out Works shall only be carried out by a contractor appointed by the Tenant and approved by the Landlord.

6.	CONDUCT OF TENANT’S FITTING OUT WORKS/LANDLORD NOT LIABLE

6.1	The Tenant shall, at its own expense and cost, promptly carry out the Tenant’s Fitting Out Works as specified in the Fitting Out Manual unless the Landlord in its absolute discretion and in writing allows access at other times. The Tenant shall carry out the Tenant’s Fitting Out Works in accordance with the Requisite Consents and the Fitting Out Manual, in a good and workmanlike manner and with due diligence and in compliance with the requirements of the Landlord. PROVIDED ALWAYS that any specialist contractor or other contractor and any architect, engineer or other consultant nominated or approved by the Landlord and appointed by the Tenant shall not in any way be deemed to be the agent or employee of the Landlord, and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such specialist contractor, other contractor, architect, engineer or other consultant.

6.2	The Tenant shall not do nor permit to be done at the Premises or anywhere in the Centre anything which may be or become a nuisance or annoyance to, or an obstruction to or interference of, any works by the Landlord, its servants, agents or independent contractors or any other tenant or occupier of the Centre.

6.3	The Landlord shall be entitled to appoint its own architect, engineer and/or other consultants for the purpose of inspecting the carrying out of the Tenant’s Fitting Out Works. The reasonable fees and expenses of such architect, engineer and other consultant(s) shall be borne by the Tenant and forthwith paid by the Tenant to the Landlord on demand. The Landlord shall as soon as practicable inform the Tenant of the amount of such fees and expenses. The Tenant shall permit the Landlord and its servants or agents at all times to enter into and inspect and view the Premises to ensure that all works are carried out by the Tenant in accordance with the provisions of this Lease or for any other reasonable purpose. Upon notice by the Landlord, the Tenant shall repair and make good in proper and workmanlike manner all damage or defects, and perform or fulfil such obligations, which the Tenant is liable for under this Lease within such period as may be stipulated by the Landlord and to the satisfaction of the Landlord. If the Tenant fails to do so, then, without prejudice to any other right or remedy available to the Landlord, the Landlord may but is not obliged to enter into the Premises or any part thereof to rectify the Tenant’s failure and all expenses and costs incurred by the Landlord shall be payable by the Tenant to the Landlord within seven (7) days of demand.

6.4	The Tenant shall carry out the Tenant’s Fitting Out Works at the Premises at the Tenant’s sole risk and responsibility and shall indemnify and keep indemnified the Landlord fully from and against:-

(a)	any failure to obtain, breach, non-observance or non-performance of any Requisite Consent in relation to the Tenant’s Fitting Out Works;

(b)	all claims, demands, writs, summonses, actions, suits, proceedings, judgements, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Premises or the use of the Premises or from or incidental to the execution or non-execution of the Tenant’s Fitting Out Works; and

(c)	all loss and damage to the Premises, any other premises in or any other part of the Centre and to all property therein and all loss of life and personal injury caused directly or indirectly by the Tenant or the Tenant’s Occupiers.

6.5	Notwithstanding anything herein contained, the Landlord shall not be liable to the Tenant or to any of the Tenant’s Occupiers for, nor shall the Tenant have any claims against the Landlord in respect of, any act, omission, default, misconduct or negligence of any attendant or other servant or employee or contractor or agent or architect or engineer or other consultant of the Landlord in respect of the Premises, Centre or any part thereof or in respect of any works carried out therein or in respect of any work done by them in relation to the Tenant’s Fitting Out Works, and the Tenant shall indemnify and keep indemnified the Landlord in full from and against all claims, demands, actions and proceedings of any nature whatsoever brought against the Landlord by any of the Tenant’s Occupiers or any third party in connection with any such act, omission, default, misconduct or negligence, except as provided in Clause 17A.

7.	OCCUPATION OF THE PREMISES BEFORE COMMENCEMENT OF TERM

7.1	The Tenant’s occupation of the Premises during the Fitting Out Period does not operate as a lease and occupation of the Premises by the Tenant shall be by way of license for the sole purpose of carrying out the Tenant’s Fitting Out Works. During the Fitting Out Period, the Tenant does not have and is not entitled to any estate, right or interest in the Premises either as completed or in the course of renovation or in any materials other than those materials deposited by the Tenant on the Premises in connection with the Tenant’s Fitting Out Works and not yet utilized in the renovation. Without prejudice to the foregoing, during the Fitting Out Period, the Tenant shall be bound by the terms and conditions in this Lease and shall be liable to observe and perform the obligations contained in this Lease, except for the covenant to pay Rent and Service Charge, in so far as they are not inconsistent with the provisions contained in Clauses 3 to 7 of this Lease and the provisions in the Fitting Out Manual and, the Landlord shall have and be entitled to all remedies by distress, action or otherwise for recovering any monies or for the breach of any obligation, covenant or undertaking on the Tenant’s part to be performed and observed under this Lease.

7.2	This Lease will commence in accordance with Clause 9. Any delay in carrying out or completing the Tenant’s Fitting Out Works shall not be a ground for postponing the commencement of the Term or payment of Rent, Service Charge and/or other moneys reserved by this Lease, or relieve the Tenant in any way from the performance and observance of any of the obligations, covenants and undertakings on the Tenant’s part to be performed and observed under this Lease.

8.	THE DEMISE

In consideration of the Rent, Service Charge and the covenants reserved by and contained in this Lease, the Landlord HEREBY DEMISES to the Tenant ALL the Premises TOGETHER WITH the rights set out in Schedule 3 and the benefit of the Landlord’s covenants contained in Schedule 7 but EXCEPTING AND RESERVING to the Landlord the rights as stated in Schedule 4, TO HOLD the Premises unto the Tenant for the Term, the Tenant paying to the Landlord during the Term, the Rent and Service Charge in accordance with Clause 10.

9.	TERM OF THE LEASE

The Term of this Lease is three (3) years commencing from 1 August 2026 to 31 July 2029.

10.	RENT AND SERVICE CHARGE

10.1	Rent

The Rent shall be calculated at the monthly rate of $14.30 per square foot of the Floor Area of the Premises. Subject always to the provisions of Clause 14, the monthly Rent calculated on the Floor Area of 1,873 square feet is $26,783.90.

10.2	Service Charge

10.2.1	The Service Charge is the Tenant’s contribution toward the Landlord’s Costs of Services (as defined in Schedule 5) based on the proportion which the Floor Area of the Premises bears to the Lettable Area.

10.2.2	The Service Charge shall be calculated at the minimum monthly rate of $1.20 per square foot. Subject always to the provisions of Clause 14. the monthly Service Charge calculated on the Floor Area of 1,873 square feet is $2,247.60.

10.2.3	The Landlord shall be entitled at any time and from time to time to increase the Service Charge by written notice to the Tenant. Any increase in the Service Charge shall be payable from the date specified in the Landlord’s notice and such notice shall, except for manifest error. be final, conclusive and binding on the Tenant, both as to the Tenant’s liability for such increase and the amount thereof. Provided That if the Service Charge is increased as aforesaid. the amount of Rent shall be reduced such that the sum of the Rent and the Service Charge shall remain unchanged.

10.2.4	For the avoidance of doubt, upon termination of this Lease for any reason whatsoever, the Tenant shall have no claim for any refund of the Service Charge paid by it.

10.3	Payment

10.3.1	The Rent and Service Charge shall be payable in advance on the first day of each month (each a “Payment Date”). On or before the date of commencement of the Term, the Tenant shall pay to the Landlord the pro-rated Rent and Service Charge calculated from the date of commencement of the Term up to and including the day immediately preceding the next Payment Date, and thereafter the Rent and Service Charge shall be paid on each succeeding Payment Date. The Landlord will dispatch an invoice to the Tenant for the Rent and Service Charge before each Payment Date. The Tenant shall pay the Rent and Service Charge not later than the Payment Date PROVIDED ALWAYS that the Tenant shall remain liable to pay the Rent and Service Charge regardless of whether an invoice is delivered by the Landlord.

10.3.2	The Tenant shall on or before the first day of each month of the Term make payment of the monthly Rent and Service Charge. The monthly Rent and Service Charge shall be paid directly into such account of the Landlord with such bank as the Landlord may designate from time to time for such purpose (free of all bank charges) by standing instructions through GIRO. Bank Transfer. Telegraphic Transfer or PayNow (if through PayNow, to the Landlord’s designated PayNow UEN No.) or by such other means as the Landlord may hereafter agree. The details of the initial bank account and PayNow UEN No. so designated by the Landlord are as follows:

Account Name	:	Pontiac Land Private Limited

Account Number	:	501-311138-001

Bank Name	:	Oversea-Chinese Banking Corporation Limited

Branch Name	:	OCBC Centre

Bank Code	:	7339

Branch Code	:	501

Bank Address	:	65 Chulia Street, OCBC Centre. Singapore 049513

SWIFT/ Bank Identifier Code (BIC)	:	OCBCSGSG

PayNow UEN No.	:	196100187DCM1

11.	DEPOSIT

11.1	The Tenant shall, on or before the execution of this Lease, pay to the Landlord the Deposit which shall be the aggregate of three (3) months’ Rent and Service Charge. Subject always to the provisions of Clause 14, the Deposit calculated on the monthly Rent and Service Charge is $87,094.50. The Deposit shall be maintained at all times at an amount equivalent to three (3) months’ Rent and Service Charge. The Tenant shall, within seven (7) days of demand by the Landlord, pay such sum to the Landlord as may be necessary to ensure that the Deposit is maintained at such equivalent amount.

11.2	The Tenant shall furnish the Deposit to the Landlord in cash.

11.3	The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all the covenants and provisions contained in this Lease and as security for any claim by the Landlord at any time against the Tenant in relation to any matter in connection with the Premises whether the Lease is subsisting or not.

11.4	If the Tenant shall commit a breach of any of the provisions of this Lease, the Landlord shall be entitled but not obliged to apply the Deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy which the Landlord may be entitled to. If any part of the Deposit shall be applied by the Landlord as aforesaid, the Tenant shall within seven (7) days of demand by the Landlord deposit with the Landlord the amount so applied by the Landlord. No part of the Deposit shall, without the written consent of the Landlord, be set-off by the Tenant against any Rent, Service Charge or other sums owing to the Landlord. Subject to any proper deductions to be made by the Landlord pursuant to the provisions of this Lease, the Deposit shall be repaid to the Tenant without interest within one (1) month from the expiration of the Term. PROVIDED ALWAYS that if during the Term or the Renewed Term (as defined in Clause 22 below), the Landlord shall transfer, assign, dispose of or part with all its estate, title or interest in the Premises or a part thereof to the Landlord’s successor-in-title subject to the Term or Renewed Term, the Tenant hereby agrees that the Landlord may assign and transfer the Landlord’s rights to, and obligations in respect of, the Deposit to the Landlord’s successor-in-title and thereupon the Tenant shall cease to have any right, claim or demand whatsoever against the Landlord in respect of the Deposit.

12.	MODE OF PAYMENT

The Tenant shall pay the Rent, Service Charge and all other sums payable to the Landlord under this Lease, including the Deposit and the fitting out deposit, to such person or account as may be notified in writing by the Landlord from time to time.

13.	PERMITTED USE OF THE PREMISES

The Tenant will use the Premises solely for the Permitted Use. Without limiting the foregoing, the Tenant will not deviate from the Permitted Use in any manner except with the prior written consent of the Landlord. The Tenant shall obtain, comply with and maintain all applicable licenses, permits and approvals in connection with such use.

14.	DETERMINATION OF FLOOR AREA

14.1	The Floor Area is 1,873 square feet, as stated in Schedule 1. Such Floor Area shall be deemed to be the Floor Area of the Premises and shall be conclusive and binding on the parties for all purposes. The Landlord shall provide a certificate from the Surveyor (as defined herein) confirming the Floor Area as aforesaid, on or before the date the Premises is made available to the Tenant under Clause 2 hereof.

14.2	In case of any works, extensions, enhancement, reconfiguration, retrofitting, refurbishing, alterations or additions effected from time to time by the Landlord which affect the Floor Area (“the Landlord’s Works”), the following shall apply:-

(a)	The Landlord shall, at the Landlord’s cost and expense, appoint a registered surveyor (the “Surveyor”) to carry out a survey to determine the Floor Area. The Landlord shall provide the Tenant with a copy of the certificate from the Surveyor certifying the Surveyor’s final determination of the Floor Area as soon as practicable after completion of the Landlord’s Works. The Floor Area as stated in the Surveyor’s certificate shall herein be called the “Revised Floor Area”. The determination of the Revised Floor Area by the Surveyor shall be final, conclusive and binding upon the parties.

(b)	Upon determination of the Revised Floor Area by the Surveyor (whose certificate of the Floor Area shall be accepted by the parties as final and conclusive) all references to the Floor Area in this Lease shall refer to the Agreed Floor Area (as defined herein).

(c)	Upon the determination of the Revised Floor Area by the Surveyor, there shall be an adjustment in the Rent, Service Charge and Deposit, with effect from the commencement date of the Term, subject always to the following provisions:

(i)	where the Revised Floor Area is more than the Floor Area prior to commencement of the Landlord’s Works (“the Original Floor Area”) and the difference between the Revised Floor Area and the Original Floor Area is less than or equal to 5% of the Original Floor Area, the Rent, Service Charge and Deposit shall be calculated based on the Revised Floor Area;

(ii)	where the Revised Floor Area is more than the Original Floor Area and the difference between the Revised Floor Area and the Original Floor Area is more than 5% of the Original Floor Area, the Rent, Service Charge and Deposit shall be calculated based on a Floor Area which is equivalent to 105% of the Original Floor Area; and

(iii)	where the Revised Floor Area is less than the Original Floor Area, the Rent, Service Charge and Deposit shall be calculated based on the Revised Floor Area.

(d)	The Landlord and Tenant hereby agree that the Floor Area which shall be used for the purpose of calculating the Rent, Service Charge and Deposit payable by the Tenant under this Lease pursuant to Clauses 10.1, 10.2 and 11.1 (whichever is applicable) shall herein be called the “Agreed Floor Area”.

(e)	In addition and without prejudice to any provisions in this Lease, if the Revised Floor Area is less than the Original Floor Area and the difference between the Revised Floor Area and the Original Floor Area is more than 10% of the Original Floor Area, either party may terminate this Lease by giving to the other party written notice within one (1) month after the Landlord has provided the Surveyor’s certificate to the Tenant. Upon receipt of the notice, the Term will be terminated without affecting the rights and remedies of either party against the other Party in respect of any antecedent breach of this Lease by the other party. The Landlord and the Tenant will not be liable to the other party for any loss, damage, cost, expense or compensation in connection with the termination under this Clause 14.2. In the event neither the Landlord nor the Tenant exercises its right to terminate this Lease, there shall be a downward adjustment of the Rent, Service Charge and Deposit based on the Revised Floor Area in accordance with Clause 14.2(c)(iii).

(f)	Any underpayment in the Rent, Service Charge and Deposit under this Lease determined by reference to the Agreed Floor Area shall be paid by the Tenant to the Landlord, free of interest, within two (2) months of the Tenant’s receipt of the Surveyor’s certificate (or such other later date as the Landlord and the Tenant may agree). Any overpayment in the Rent, Service Charge and Deposit under this Lease determined by reference to the Agreed Floor Area shall be applied by the Landlord towards the Rent payable by the Tenant within two (2) months of the Tenant’s receipt of the Surveyor’s certificate (or such other later date as the Landlord and the Tenant may agree).

15.	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord that it will perform and observe:-

(a)	the Tenant’s obligations and undertakings as set out in Part A of Schedule 6; and

(b)	the Rules and Regulations.

16.	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant that it will perform and observe the Landlord’s obligations and undertakings as set out in Schedule 7.

17.	LANDLORD NOT LIABLE

17.1	Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant or to any of the Tenant’s Occupiers for, nor shall the Tenant be entitled to any abatement of Rent and/or Service Charge or make any claim against the Landlord in respect of:-

(a)	any interruption in or failure of any of the Services by reason of repair or maintenance work or damage or destruction or breakdown of or any mechanical or other defect or flaw whatsoever in or non-performance of any of the equipment products, systems and processes utilized by the Landlord (whether belonging to the Landlord or to any other person(s), and whether resulting from the negligence or default of the Landlord or its servants, agents or contractors, or otherwise) in connection with the provision of Services or the management or administration of the Centre or the performance of the Landlord’s obligations under this Lease (including without limitation all hardware, software and networks) or by reason of any circumstances whatsoever beyond the Landlord’s control (including but not limited to fire, flood, act of God, riot, civil commotion, curfew, emergency, infectious diseases, Labour disputes or shortage of manpower, fuel, materials, electricity or water);

(b)	any damage, injury or loss of life or property, resulting from short circuit of electrical wiring, explosion, falling plaster, escape of water, or the leakage or defect of the Conducting Media in, or the structure of, the Premises, the Centre or any part thereof (whether such occurrence arises as a result of the negligence or default of the Landlord or its servants, agents or contractors, or otherwise);

(c)	any damage, injury or loss of life or property, due to any accident or circumstances whatsoever occurring at the Premises, Centre or in any part thereof or arising out of any defect or flaw whatsoever in or non-performance of any of the equipment, products, systems and processes utilized by the Landlord (whether belonging to the Landlord or to any other person(s)) (including without limitation all hardware, software and networks), regardless of whether such accident, circumstances, defect, flaw or non-performance arises as a result of the negligence or default of the Landlord or its servants, agents or contractors, or otherwise;

(d)	the occurrence of any infectious disease at the Premises, Centre or any part thereof, any closure of, inability to use and/or lack of access to the Premises, Centre or any part thereof and/or quarantine of any of the Tenant’s Occupiers pursuant to measures taken in relation to, in connection with, or in respect of any infectious disease and/or pursuant to any directives and/or requirements of any relevant authorities and/or the Landlord;

(e)	any loss, damage, injury or loss of life or property suffered by the Tenant as a result of any occurrence, closure, inability, lack of access, quarantine, measures, directives and/or requirements referred to in sub-clause (d) above;

(f)	any act, omission, default, misconduct or negligence of any porter or attendant or other servant or employee or contractor or agent or architect or engineer or other consultant of the Landlord in respect of the Premises, Centre or any part thereof;

(g)	any damage, injury or loss of property caused by other tenants or any independent contractor or any persons, or from any occurrence at any other premises, within the Premises, Centre or any part thereof; and

(h)	any diminution or obstruction of light, air or view by any building or structures that may be erected within or adjacent to the Centre or any part thereof (whether erected by the Landlord or otherwise), except as provided in Clause 17A.

17.2	No contractor, architect, engineer or other consultant, approved or appointed by the Tenant or the Landlord for any purpose related to the Premises shall in any way be deemed to be the agent or employee of the Landlord, and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such contractor, architect, engineer or other consultant.

17A.	LANDLORD’S LIABILITY FOR MAINTENANCE OF BUILDING

The Landlord shall be responsible to the Tenant for any loss or damage suffered by the Tenant due to the gross negligence or willful default on the part of the Landlord to maintain the Centre under paragraph 3(a) of Schedule 7 hereof.

18.	TRANSFER TO MANAGEMENT CORPORATION/BUILDING MANAGER

In the event that strata title is issued for strata units in the Centre and a Management Corporation is appointed pursuant thereto, and/or in the event that at any time a Centre Manager is appointed, then after the transfer of the management and operation of the Centre to the Management Corporation and/or the Centre Manager, as the case may be, the (i) provision of the Services shall cease to be the obligation of the Landlord, (ii) the Management Corporation and/or the Centre Manager, as the case may be, shall be entitled to exercise and enforce the rights and powers of the Landlord, and to enjoy the benefit of the obligations, covenants and undertakings to be performed and observed by the Tenant, under this Lease which in any way relate to the management and operation of the Centre (including but not limited to the provision of the Services), and (iii) all references to the Landlord shall refer to the Landlord and/or the Management Corporation and/or Centre Manager, as the context may require.

19.	TERMINATION

19.1	Proviso for termination: If at any time:-

(a)	all or any part of the Rent or Service Charge or any other monies payable by the Tenant hereunder shall be unpaid for seven (7) days after becoming due (whether or not any formal demand has been made); or

(b)	the Tenant shall at any time fail or neglect to perform or observe, or do or permit to be done any act, matter or thing contrary to or in breach of, any of its obligations, covenants or undertakings in this Lease other than a failure under Sub-Clause (a) above, and such default if capable of being remedied is not remedied to the satisfaction of the Landlord within seven (7) days after the Landlord has given notice thereof to the Tenant; or

(c)	the Tenant becomes insolvent, or (in the Landlord’s reasonable opinion) is unable to pay its debts, or stops or suspends, or threatens to stop or suspend, payment of all or a material part of its debts, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or any step or petition is taken by any person including the Tenant or its members for the winding up or dissolution or bankruptcy of the Tenant or for the Tenant to be placed under the judicial management of a judicial manager; or a receiver and/or manager is appointed in respect of any properties or assets of the Tenant or distress, attachment, enforcement or execution is levied or enforced upon or sued against any part of the properties or assets of the Tenant; or if events or circumstances analogous to any of the foregoing events occurs in relation to the Tenant under the laws of any jurisdiction; or

(d)	a proposal or notice of compulsory acquisition or notice of intended compulsory acquisition is made or issued by the Government of Singapore, or any governmental authority or statutory corporation, in respect of the Centre or any part thereof;

then the Landlord or any person authorized by the Landlord, in addition to and without prejudice to any other rights and remedies, may at any time thereafter terminate this Lease by service of written notice on the Tenant or by re-entering the Premises or any part thereof in the name of the whole. This Lease shall absolutely cease and determine upon service of written notice or re-entry, as the case may be and whichever is the earlier. Except in the case of termination pursuant to Sub-Clause (d) above, all furniture, fixtures and fittings in the Premises shall be retained by the Landlord without any right on the Tenant’s part to any compensation or allowance for the same and the Tenant shall pay to the Landlord compensation for the loss of Rent and Service Charge suffered by the Landlord including but not limited to (i) the sum payable pursuant to Clause 3, (ii) the loss of Rent and Service Charge and all other sums or monies payable by the Tenant had the Term been completed and (iii) all other expenses and costs incurred by the Landlord consequential upon the termination including all costs and expenses to secure another lease. The foregoing is without prejudice to the right of action, and any other right and remedy, of the Landlord in respect of any antecedent breach by the Tenant of this Lease (including the breach giving rise to the termination). It shall be assumed for the purposes of the Landlord’s duty to mitigate damages that all steps taken by the Landlord are reasonable unless proven otherwise by the Tenant.

19.2	Landlord’s rights to rectify breach etc.

19.2.1	The Landlord may, in the event of any default described in Clause 19.Hb) above, at its absolute discretion and option either in addition to or in lieu of termination under Clause 19.1 above, be entitled but shall not at any time or in any way be obliged to do the following:-

(a)	to perform the said obligation, covenant or undertaking on behalf of the Tenant and/or to engage architects, contractors, workmen and/or agents and/or enter and remain at the whole or any of the part of the Premises, with or without such architects, contractors, workmen and agents for such purpose; and

(b)	to demand payment of all costs and expenses paid or incurred by the Landlord resulting from the Tenant’s default and/or pursuant to Sub-Clause (a) above and any sum so demanded shall be payable by the Tenant to the Landlord within seven (7) days of the demand. A certificate from the Landlord as to the amount of costs and expenses incurred shall in the absence of manifest error be final, conclusive and binding on the Tenant.

19.2.2	Anything done by the Landlord pursuant to the provisions of this Clause shall be without prejudice to any other right, remedy and power of the Landlord in this Lease and shall not constitute a waiver or release of the Tenant from its obligations, covenants and undertakings.

20.	DESTRUCTION

20.1	Subject to Clause 20.2, if the Premises or any part thereof shall at any time be damaged or destroyed so as to render the Premises unfit for occupation and use (except where such damage or destruction has been caused by, or payment of any insurance policy monies withheld in whole or in part in consequence of, any act, omission, negligence or default of the Tenant or the Tenant’s Occupiers) the Rent and Service Charge reserved by this Lease or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use.

20.2	Notwithstanding the provisions of Clause 20.1:-

(a)	after the occurrence of such damage or destruction the Landlord may at any time and at its absolute discretion terminate this Lease by serving one (1) month’s written notice on the Tenant; or

(b)	if the Premises shall continue to be unfit for occupation for a period of more than one hundred and twenty (120) days, either the Landlord or the Tenant shall be at liberty by giving one (1) month’s written notice to the other to terminate this Lease, and upon a notice under either Sub-Clause (a) or (b) above being given, this Lease shall terminate and the Tenant shall (if still in occupation) vacate the Premises upon the expiry of such notice without compensation from the Landlord, but without prejudice however to any right or remedy that either party may have against the other for any antecedent breach of this Lease.

20.3	If, after the Premises or any part thereof shall have been damaged or destroyed as described in Clause 20.1, the Landlord decides, at its absolute discretion, to proceed with the reinstatement or repair of the same, all insurance moneys payable pursuant to any insurance effected by the Tenant pursuant to this Lease in respect of all plate glass, fixtures and fittings and installations at the Premises (and any additional insurance as may have been required by the Landlord) shall be applied towards such reinstatement and repair.

20.4	If, after the said damage or destruction, the Lease is determined in accordance with Sub-Clauses 20.2(a) or (b) above, all insurance moneys payable pursuant to any insurance effected by the Landlord in respect of the Premises shall belong to the Landlord solely.

21.	HOLDING OVER

If, without any express written agreement between the Landlord and the Tenant, the Tenant fails to deliver vacant possession of, or continues to occupy, the Premises after the expiration or earlier determination of the Term, the Tenant shall be deemed to be holding over and, without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Rent or the prevailing market rent (whichever is higher) and double the amount of the Service Charge and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. The provisions herein shall not be construed as the Landlord’s consent for the Tenant to hold over after the expiration or earlier determination of the Term. All sums under this Clause shall be payable by the Tenant to the Landlord within seven (7) days of demand.

22.	OPTION TO RENEW

The Tenant shall be entitled to an option to renew the lease hereunder on and subject to the terms and conditions below:-

(a)	The option to renew will be for a further term of three (3) years (the “Renewed Term”) commencing on the first day after the expiry of the Term.

(b)	The Tenant shall have given written notice (“Tenant’s Renewal Notice”) to the Landlord of its intention to exercise its option to renew. The Tenant’s Renewal Notice shall be given not later than six (6) months prior to the expiration of the Term.

(c)	The revised Rent payable during the Renewed Term shall be agreed between the Tenant and the Landlord subject to and in accordance with the following provisions. The Landlord shall at any time after service of the Tenant’s Renewal Notice make an offer (the “Offer”) to the Tenant whether verbally or in writing of such revised Rent and state the revised Service Charge as determined by the Landlord. The Tenant shall accept the Offer in writing, not later than seven (7) days after the date of the Offer.

(d)	There shall be at the time of execution of the new lease agreement for the Renewed Term a valid lease between the Landlord and the Tenant in force in respect of the Premises. At the time of service of the Tenant’s Renewal Notice and also at the time of expiry of the Term there shall not be any existing breach or non-observance of any covenants and conditions on the part of the Tenant to be observed or performed under the lease then in force in respect of the Premises.

(e)	The renewal shall be in respect of the whole of the Premises and not part or parts thereof unless otherwise agreed by the Landlord in writing.

(f)	Subject to the Tenant’s acceptance of the Offer, the new lease agreement for the Renewed Term shall be prepared by the Landlord and shall contain the like covenants and provisions as are contained in this Lease with such amendments as are necessary to take into account the revised Rent and revised Service Charge as agreed in accordance with the foregoing provisions and such other amendments, variations and/or modifications, if any, as the Landlord may deem necessary and there shall be no provision for any further renewal of the lease. In the event that the lease agreement for the Renewed Term prepared by the Landlord is compliant with the COC, but the Tenant requests for amendments thereto (including any amendments to include any leasing principle set out in the COC which the Landlord has indicated in the COC Checklist relating to such lease agreement as “Not Applicable”), the Tenant shall bear the Landlord’s administrative fees or legal costs (as the case may be) arising therefrom. The Tenant shall also bear the Landlord’s administrative fees or legal costs (as the case may be) arising from the preparation of any ancillary documents arising from requests initiated by the Tenant.

(g)	The Tenant shall execute and return to the Landlord or the Landlord’s solicitors the engrossed new lease agreement (in duplicate) for the Renewed Term together with any additional Deposit, fitting-out deposit, consultants’ vetting fees, stamp fee and legal costs or administrative costs (if any, and whichever is applicable) payable under the new lease agreement not later than seven (7) days after receipt of the same from the Landlord or the Landlord’s solicitors. The Landlord shall as soon as practicable inform the Tenant of such stamp fee and administrative fees or legal costs (if any, and whichever is applicable).

(h)	The option shall lapse and be of no effect in the event of the Tenant’s failure to accept the Offer in accordance with Sub-Clause (c) above and/or to comply with Sub-Clause (g) above.

(I)	The benefit of the option shall be personal to the Tenant and may not be exercised by its sub-tenants or assigns whether or not a related corporation (within the meaning of Section 6 of the Companies Act 1967).

22A.	LIMITATION OF LANDLORD’S LIABILITY

Notwithstanding any other provision to this Lease, the Landlord’s total aggregate liability to the Tenant for all claims for loss, accident, damage, death, injury or expense of whatever nature pursuant to this Lease, whether for breach of contract, warranty, negligence, gross negligence, willful default, fraud, strict liability in tort, indemnification, or otherwise, will be limited to the direct damages proven and recoverable under law and is limited to the actual amount recovered by the Landlord under its public liability insurance policy to meet such claims. In no event shall the Landlord be liable for any loss of use, loss of time, inconvenience, commercial loss, lost profits or savings, or other special, incidental or consequential damages in any way related to or arising from this Lease. This limitation of liability will survive the expiration or termination of this Lease.

23.	MISCELLANEOUS

23.1	Payments: The Tenant covenants to pay to the Landlord promptly as and when due without demand, deduction, counterclaim or set-off (whether at law or in equity whatsoever and howsoever arising) all sums due and payable by the Tenant to the Landlord pursuant to the provisions of this Lease, and covenants not to exercise or seek to exercise any right or claim to legal or equitable set-off.

23.2	Notices:

(a)	Except as provided in Sub-Clause 23.2(b). all communications required to be made under this Lease shall be made in writing and shall be sent to the receiving party at the facsimile number or address and marked for the attention of the person (if any), from time to time designated by that party to the other party for the purpose of this Lease. The initial facsimile number, address and person (if any) so designated by each party are:-

LANDLORD	TENANT

PONTIAC LAND PRIVATE LIMITED	HC ORTHOPAEDIC SURGERY PTE. LTD.
One Temasek Avenue	3 Mount Elizabeth, #13-09
#41-00 Millenia Tower	Mount Elizabeth Hospital
Singapore 039192	Singapore 228510

Facsimile No: 6338 9292	Facsimile No: _____________________________

Attention: Ms Lynn Toh	Attention: Dr Henry Chan

Any party may change its facsimile number and/or address and/or person designated for the purposes hereof by written notice to the other served in accordance with this Sub-Clause 23.2(a). Any communication from one party to the other party shall be deemed to be received:-

(i)	if delivered by hand, on the date of dispatch;

(ii)	if sent by facsimile, at the time of confirmation of transmission; and

(iii)	if sent in Singapore to an address in Singapore by prepaid registered mail, on the date two (2) days after posting;

whichever shall first occur and regardless whether such notice is returned undelivered.

(b)	In addition, the Landlord may send invoices to the Tenant by e-mail. The initial e-mail addresses and persons designated by the Tenant are:

	Name	E-mail address

1	Dr. Henry Chan	drhenrychan@hcortho.sg

2

The Tenant may change its e-mail address and/or person designated for the purposes hereof by written notice to the Landlord served in accordance with Sub-Clause 23.2(a). Any communication sent by the Landlord to the Tenant pursuant to this Sub-Clause 23.2(b) shall be deemed to be received 1 hour after the time sent (as recorded on the device from which the Landlord sent the e-mail) regardless whether such notice is returned undelivered.

23.3	Landlord’s consent: In any case where the Landlord’s consent, agreement or approval is required, such consent, agreement or approval shall be obtained in writing before the act or event to which it applies is carried out or occurs. Such consent, agreement or approval may be withheld or given at the Landlord’s absolute discretion or given subject to such terms and conditions as the Landlord deems fit.

23.4	Costs and expenses: The Tenant agrees to pay the Landlord:-

(a)	all the Landlord’s administrative or legal costs (as the case may be) incurred in connection with:-

(i)	amendments requested by the Tenant to the Landlord’s template lease agreement (where such template lease agreement is compliant with the COC), including any amendments to include any leasing principle set out in the COC which the Landlord has indicated in the COC Checklist relating to this Lease as “Not Applicable”;

(ii)	preparation of ancillary documents arising from any requests initiated by the Tenant;

(iii)	all costs of adjudication to ascertain the amount of stamp fees and the stamp fees on this Lease (in duplicate) payable to the Stamp Office;

(b)	all the Landlord’s reasonable costs and expenses (including the costs payable by the Landlord to the Landlord’s solicitors, architect, engineer, surveyor or other consultants where applicable) under this Lease and incurred in connection with every application made by the Tenant for any consent, agreement or approval required under this Lease whether or not such consent, agreement or approval shall be granted or given. The Landlord shall as soon as practicable inform the Tenant of the amount of such costs and expenses; and

(c)	all the Landlord’s costs and expenses (including the costs payable by the Landlord to the Landlord’s solicitors, architect, engineer, surveyor or other consultants, where applicable and whether or not legal, arbitration or other proceedings are instituted) incurred in preserving or enforcing any of the Landlord’s rights under this Lease, on a full indemnity basis. The Landlord shall as soon as practicable inform the Tenant of the amount of such costs and expenses.

23.5	No waiver: Knowledge or acquiescence by the Landlord of any breach by the Tenant shall not operate or be deemed to operate as a waiver of any of the Landlord’s rights in respect of such breach. Any consent or waiver of the Landlord shall be effective only if given in writing and shall not be construed as a consent to or waiver of any other breach of the same or any other covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the Landlord.

23.6	Fitting Out Manual: The Fitting Out Manual shall be construed as part of this Lease and shall have the same force and effect as if expressly set out in this Lease.

23.7	Title: The Landlord shall not be required to deduce its title to the Premises nor to reply to any requisitions on the title.

23.8	No Lodging of Caveat. Registration or Subdivision: The Tenant shall not, at any time before, during or after the Term, register this Lease nor lodge a caveat in respect of this Lease (or in respect of any option to renew pursuant to this Lease, if any) at the Singapore Land Authority, nor shall the Tenant be entitled to require the Landlord to subdivide the Centre or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide or being deemed to have subdivided the Centre or any part thereof.

23.9	Not to create mortgage: The Tenant shall not, at any time during the Term, create or permit to arise or subsist any mortgage, charge (whether fixed or floating), pledge, hypothecation, lien or any other encumbrance whatsoever on the Premises and/or the internal partitioning and any other installations, fixtures and fittings installed and/or supplied for use at the Premises.

23.10	No representations: The Landlord shall not be bound by any statements, representations or promises with respect to the Centre, or in respect of the Premises, except as expressly set forth in this Lease. The agreement between the Landlord and the Tenant is set forth herein, and shall in no way be modified by any statements, representations or promises made prior to the signing of this Lease. All such prior statements, representations or promises shall be null and void and of no force and effect, save in the case of fraud. The Tenant warrants to the Landlord that it has not relied on any such statements, representations or promises in entering into this Lease. The Tenant further agrees and undertakes to the Landlord that no breach of any of the Landlord’s obligations, covenants or undertakings in this Lease shall entitle the Tenant to rescind this Lease, save as expressly provided in this Lease and that its remedies for any breach of this Lease shall be solely for breach of contract, which remedies shall be subject to and in accordance with the provisions of this Lease. Provided however that the provisions of the letter of offer dated 5 May 2026 (“Letter of Offer”) between the Landlord and the Tenant shall remain in full force and effect, in so far as such provisions are still required to be observed and performed but in the case of any inconsistency between the provisions of the Letter of Offer and the provisions of this Lease, the terms of this Lease shall prevail notwithstanding any provision to the contrary in the Letter of Offer. The Landlord does not expressly or impliedly warrant that the Premises are or will remain suitable or adequate for all or any of the purposes of the Tenant and all warranties (if any) as to suitability and adequacy of the Premises implied by law are hereby expressly negatived.

23.11	Severance: The illegality, invalidity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision, and the remainder of the affected provision shall continue to be legal, valid and enforceable.

23.12	Governing law and submission to jurisdiction: This Lease shall be construed and governed by the laws of Singapore and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

23.13	URA notification: Pursuant to a requirement by the Urban Redevelopment Authority of Singapore (the “URA”), the Landlord hereby gives notice to the Tenant that the President of the Republic of Singapore (the “Superior Lessor”) and the URA, being the agent of the Superior Lessor, shall in no way be liable for any default or failure by the Landlord or the Tenant in complying with any of the terms and conditions of this Lease.

23.14	Third Party Rights

(a)	The Landlord’s related or affiliated companies, officers, directors, shareholders, agents, employees and assignees, the Centre Manager and the Management Corporation may enforce the terms of this Lease against the Tenant subject to and in accordance with the provisions of this Lease and the law, including the Contracts (Rights of Third Parties) Act 2001. Notwithstanding the aforesaid, the Landlord and the Tenant shall be entitled to by mutual agreement vary the terms of this Lease by agreement in writing without the agreement or consent of any other party.

(b)	Except as provided in sub-clause (a), a person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available other than pursuant to such Act.

23.15	Workplace Safety and Health Act 2006,

(a)	The Tenant shall comply with all the provisions of the Workplace Safety and Health Act 2006 or any subsequent amendments thereto, and any rules, regulations and/or subsidiary legislation pursuant thereto in force for the time being and all directives, orders, guidelines and codes of conduct by the relevant authorities or bodies related thereto (‘‘WSHA”).

(b)	Without limiting the generality of Sub-Clause 23.14(a), the Tenant shall, at its cost and sole responsibility,

(i)	Take and maintain all measures to ensure the safety at the Premises and at such workplaces necessary to implement any works, without risk to health, and adequate as regards facilities and arrangements for the welfare of all persons at all the workplaces at all times;

(ii)	Where relevant, appoint a Workplace Safety and Health Officer and Co-ordinator, a Workplace Safety and Health Committee and a Workplace Safety and Health Auditor, in accordance with the provisions of WSHA.

(c)	The Tenant shall procure that all persons engaged by the Tenant agree to comply with WSHA and the terms herein.

(d)	The Tenant undertakes to indemnify and hold the Landlord and its shareholders, directors, officers and employees harmless from and against any loss, damage, cost or expense arising from the Tenant’s failure to comply with its obligations relating to WSHA as provided herein.

23.16

Personal Data Protection Act 2012: By providing the details of personal data of other third parties to the Landlord, the Tenant warrants that these third parties have consented to the collection, use and/or disclosure of their personal data for the purposes of the performance of the covenants and obligations contained in this Lease, compliance with the terms of this Lease, communication and liaison with respect to any matter arising from or in connection with this Lease and/or any matter in connection with the occupation of and use of the Premises or use of the Common Area. The Tenant agrees to bear all liability and shall fully indemnify the Landlord, against any and all actions, claims, proceedings, costs, damages, legal costs and/or other expenses (including the costs of complying with directions and paying financial penalties that may be imposed by the Personal Data Protection Commission) arising out of a breach of this warranty.

23.17	Anti-Corruption etc.:

(a)	The Tenant hereby represents, warrants and agrees that it has not and will not commit, authorize or permit any action which would cause it and/or its employees to be in violation of any applicable anti-bribery, anti-money laundering and/or terrorist financing laws or regulations in Singapore and/or equivalent legislation in any other country or jurisdiction applicable to the Tenant (collectively, “Applicable Laws”) with regard to the negotiation or conclusion of this Lease or the performance of its obligations under the terms of this Lease. The Tenant agrees to bear all liability and shall fully indemnify the Landlord, against any and all actions, claims, proceedings, costs, damages, legal costs, fines, penalties and/or other expenses arising out of a breach of this warranty.

(b)	The Tenant shall promptly notify the Landlord if it becomes aware of or has specific suspicion of any corruption with regard to the negotiation or conclusion of this Lease or the performance of its obligations under this Lease.

(c)	In the event of any breach of this Clause 23.17 or if the Tenant has, in the opinion of the Landlord (whose opinion is final and conclusive), breached this Clause 23.17, the Landlord shall be at liberty to exercise its right to terminate this Lease pursuant to Clause 19.

23.18	Sustainability: The Tenant shall use reasonable efforts to comply with the Landlord’s sustainability initiatives implemented from time to time, in so far as they are applicable to the Premises and/or the use thereof.

23.19	Handing/ Taking over Form(s):

(a)	Any party may electronically sign and transmit any handing / taking over form(s) (including signature by way of DocuSign and transmission by electronic mail). Any such electronically signed and transmitted handing/ taking over form(s) (whether in counterpart(s) or otherwise) shall have the same legal effect, validity and enforceability as a handwritten, “wet ink” signature and use of a paper-based recordkeeping system and shall not be denied legal effect, validity or enforceability solely on the ground(s) that it is executed via electronic signature and/or in the form of an electronic record.

(b)	If such method is adopted, without prejudice to the validity of the handing / taking over form(s), the Tenant shall upon the Landlord’s request provide the Landlord with the original handing/ taking over form(s) duly executed by the Tenant’s authorized signatory’s handwritten, “wet ink” signature. Where the electronic signature or electronic record is involved, it shall be presumed that the secure electronic signature is the signature of the person to whom it correlates and the secure electronic signature was affixed by that person with the intention and relevant authority of signing, or approving the electronic records.

SCHEDULE 1

DESCRIPTION OF PREMISES

#11-06

All the premises on the 11th storey of the Centre known as Camden Medical Centre, One Orchard Boulevard, Singapore 248649 and numbered #11-06 (the floor area of which is edged in red on the annexed floor plan marked Annexure B) and containing an aggregate floor area of 872 square feet or thereabouts, which Centre is erected on Lot 1885K TS 24.

#11-07

All the premises on the 11th storey of the Centre known as Camden Medical Centre, One Orchard Boulevard, Singapore 248649 and numbered #11-07 (the floor area of which is edged in red on the annexed floor plan marked Annexure B) and containing an aggregate floor area of 1,001 square feet or thereabouts, which Centre is erected on Lot 1885K TS 24.

SCHEDULE 2

SPECIFICATIONS FOR THE PREMISES

Items	Remarks

a) Walls	Painted white

b) Flooring / Raised Floor	Floor Screed
Screed Level	NIL

c) Doors / Windows	Door- 2 leaf full frosted glass door for #11-06 and #11-07

d) Ceiling / Ceiling Tiles	Soft ceiling board (600mm X 600mm)

e) Light Fittings	- Total of 27 nos. light fitting - (1190mm x 590mm) - Total of 20 nos. of cove lights provided

f) Air-con Fittings	FCU 11-3 & 11-2 at 13.00KW - Total of 14 nos. supply diffusers - Total of 2 nos. of return diffuser

g) PA System	4 nos. of PA speakers

h) Fire Protection System	27 nos. of exposed sprinkler points 23 nos. of concealed sprinkler points.

i) Electrical DB	Unit 11-06 DB at 32A /Unit11-07 DB at 63A (3 Phase)

j) Toilets:	N.A.
k) Keys
Main & Side Entrance Letter Box	#11-06 3 pcs #11-07 3 pcs #11-06 3 pcs #11-07 3 pcs
L) Others	- 2 nos of cove light switch at column

M) Inter-Partition wall

Original Specification of Inter-partition wall

100mm thick full height floor to soffit gypsum partition comprising of 50mm wide galvanized steel “C” channels (GI stud) infill of 80kg/m3 rock wool insulation and clad on both sides with double layer of 12mm thick gypsum board.

There is an inter-partition in between #11-06 & #11-07 and #11-07 & #11-08.

N) Water Points	See Diagram A

O) Water Discharge Points	See Diagram B

Diagram A

FUTURE
FUTURE
#11-07
Water Point
Location: Above Ceiling

SCHEDULE 3

RIGHTS GRANTED TO TENANT

TOGETHER WITH (but to the exclusion of all other liberties, easements, rights or advantages) the rights during Operating Hours for the Tenant and others duly authorized by the Tenant:-

1.	of ingress to and egress from the Premises in over and along all the usual entrances, landings, lifts, lobbies and corridors leading thereto and otherwise to use the Common Area for all proper purposes in connection with the use and enjoyment of the Premises;

2.	to use such toilet facilities in the Centre as shall be designated from time to time in writing by the Landlord; and

3.	to enjoy the benefit of the air-conditioning system installed in the Centre (subject to the obligation of the Tenant to connect the same to the air-conditioning distributing ducts installed or to be installed by the Tenant in the Premises), in common with the Landlord and all others so authorized by the Landlord or other occupiers of the Centre and all other persons entitled thereto, and all such rights being only so far as is necessary for the use and enjoyment of the Premises for the Permitted Use and as the Landlord can lawfully grant.

SCHEDULE 4

RIGHTS RESERVED BY THE LANDLORD

1.	Easements

The Landlord excepts and reserves unto itself the following:-

(a)	the right to the free and uninterrupted passage and running of water, gas, sewage, electricity, air-conditioning services, telephone and other services or supplies from and to other parts of the Centre in and through the Conducting Media and ancillary apparatus which now are or may at any time during the Term be in, on, under or over the Premises;

(b)

the right to erect scaffolding and/or protective barricades for any purpose with or related to the Centre or any other part thereof or to do any act or thing necessary for the safety and preservation of the Premises or the Centre or any part thereof notwithstanding that the exercise of such rights may temporarily restrict the access to or use and enjoyment of the Premises;

(c)	the rights to light, air, support, protection, shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by other parts of the Centre; and

(d)	the rights of ingress to and egress from the Premises which the Tenant is obliged to grant the Landlord, or for the Landlord to exercise any of the Landlord’s rights, under this Lease.

2.	Power for Landlord to deal with adjoining property, Common Area and Centre

2.1	The Landlord shall have the right at any time and from time to time, at its absolute discretion, and without the same constituting an actual or constructive eviction of the Tenant, and without incurring any liability whatsoever to the Tenant therefor:-

(a)	to improve, renovate, add to or alter in any way whatsoever and prescribe, control and change the use, construction, size, configuration of or access to or any other aspect of any part or parts of the Centre and the Common Area (other than the Premises); and

(b)	to deal as it may think fit with other property belonging to the Landlord adjoining or near the Centre, and to alter, place or erect structures within or adjoining the Centre, in such manner as the Landlord shall think fit, notwithstanding that the same may affect the floor area, configuration or location of or access to, or in any other way affect, the Premises, or affect the provision of the Services, the Conducting Media or the supply of water, electricity, telecommunication facilities and other facilities and services of the Premises or Centre in any way whatsoever.

2.2	Nothing contained in this Lease shall confer on the Tenant any right to enforce any covenant or agreement relating to any part of the Common Area and any other premises or any other parts of the Centre leased or licensed by the Landlord to others or limit or affect the right of the Landlord to deal with the same, and impose and vary any terms and conditions in respect thereof, in any manner as the Landlord may think fit.

3.	Access to and Main Doors of the Centre

3.1	The Landlord shall be entitled to close the main doors of the Centre and keep the same closed and locked after Operating Hours, except on such days as the Landlord may determine and notify the Tenant when the Landlord may keep the main doors closed all day. The Landlord may at its absolute discretion designate, and shall have full control over, any other means of access to the Centre (in addition to the main doors).

3.2	The Landlord may in the case of any emergency, or if required by any competent authority, or other circumstances rendering such action advisable in the Landlord’s opinion, prevent access to the whole or part of the Centre for so long and in such manner as the Landlord deems necessary.

3.3	Notwithstanding anything herein contained, the Landlord shall have the right at all times to refuse access to the whole or part of the Centre or otherwise control such access in respect of any person whose presence might in the reasonable opinion of the Landlord be prejudicial to the safety, character, reputation and interests of the Centre or any part thereof or its tenants and occupiers thereof and their respective employees, agents and invitees.

4.	Name and Address of Centre: The Landlord shall have the right at all times without obtaining any consent from the Tenant, to change the name or number by which the Centre or any part thereof (including but not limited to the Premises) is known.

5.	Rules and Regulations: The Landlord, Management Corporation and/or Centre Manager, as the case may be, shall have the absolute right at any time and from time to time to suspend, or amend in any way the Rules and Regulations.

6.	Operating Hours: The Landlord may at any time and from time to time prescribe or change the Operating Hours if the Landlord in its discretion considers such change to be in the best interests of the Centre.

7.	Landlord’s right to interest for late payments: If the Rent or Service Charge or part thereof or any other sum payable by the Tenant to the Landlord shall be in arrears and unpaid for seven (7) days after becoming due and payable (whether formally demanded or not), interest at the Interest Rate shall be paid on the amount unpaid from the date when such amount becomes due and payable to the date of payment by the Tenant to the Landlord (before as well as after judgment) and such monies shall be recoverable as if they are rent in arrears without prejudice to any other right, remedy and power of the Landlord in this Lease.

8.	Removal of property after expiry or earlier determination of tenancy

8.1	If, upon the expiry or earlier determination of this Lease, the Tenant shall fail to remove from the Premises any property belonging to the Tenant or any rubbish or discarded article, then the Landlord may, as the agent and at the cost and expense of the Tenant, remove, store, dispose of or sell such property and dispose of such rubbish or discarded article as the Landlord thinks fit. If the Landlord is unable to lease, or otherwise deal with, the Premises for any period of time due to the Tenant’s failure to remove its property, rubbish or discarded article, the Tenant shall be deemed to be holding over during such period for the purpose of Clause 21. The Landlord shall apply the proceeds of sale of the Tenant’s property, if any, after deducting the costs and expenses of removal, storage, disposal and sale reasonably and properly incurred by the Landlord, towards discharging any sum due from the Tenant to the Landlord under the provisions of this Lease and shall hold the balance thereof, if any, to the order of the Tenant. If there are no sale proceeds, or if such proceeds are insufficient, then all outstanding sums recoverable by the Landlord under this Clause shall be payable by the Tenant to the Landlord within seven (7) days of demand.

8.2	The Tenant shall indemnify the Landlord against any and all liability incurred by the Landlord to any third party whose property shall have been sold or disposed of by the Landlord in the bona fide belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause.

9.	Advertising Rights: The Tenant consents to the Landlord being entitled (but not obliged) to advertise or publicize or otherwise refer to the Tenant as a tenant of the Landlord and/or the Centre, and in this respect, to include or incorporate or refer to the Tenant’s business name, logo, service mark and/or trade mark in any advertising and promotional material in relation to the Centre subject to compliance with law or the guidelines of the authorities or the relevant regulatory bodies.

10.	Landlord’s right to assign

10.1	The Landlord shall be entitled to assign all its rights and interest in, under or arising out of this Lease.

10.2	Where the Landlord assigns its rights and interest in, under or arising out of this Lease (including the transfer of the Deposit), the Tenant shall be deemed to have consented to such assignment and shall accept any assignee of the Landlord as its new landlord and shall release the Landlord from all its obligations under the provisions of this Lease and in particular the obligation of the Landlord to refund the Deposit and any other sums pursuant to the terms of this Lease. Where required by the Landlord, the Tenant shall enter into and execute as a party thereto any agreement or deed entered into or to be entered into by the Landlord and its assignee, such agreement or deed to be prepared by and at the expense of the Landlord.

11.	Sale or change of use of the Premises or Centre

Notwithstanding any other provisions in this Lease to the contrary, the Landlord shall have the right, at any time and from time to time, to determine at its absolute discretion:

(a)	to sell or otherwise dispose of the Premises or the Centre or any part thereof; and/or

(b)	to change the use of the Centre or that part of the Centre in which the Premises is situated;

and if the Landlord decides on any of the above courses of action, the Landlord shall be entitled to terminate this Lease by giving to the Tenant three (3) months’ prior written notice of termination of this Lease. Upon the expiry of such notice, the Term shall absolutely determine and

(i)	the Tenant shall forthwith deliver up vacant possession of the Premises to the Landlord in accordance with the provisions in this Lease; and

(ii)	the Landlord shall be entitled to apply the Deposit paid by the Tenant to the Landlord in accordance with the terms of Clause 11 of this Lease.

but without prejudice to any rights or remedies which may have then accrued to the Landlord in respect of arrears of Rent, Service Charge or any other fees, charges or other monies payable by the Tenant herein or other antecedent or subsisting breach of any terms, conditions, stipulations, obligations and agreements on the part of the Tenant herein contained.

The Tenant confirms and agrees that the Tenant shall not be entitled to any compensation whatsoever from the Landlord or make any claim against the Landlord and the Landlord shall not be accountable or liable to the Tenant or to any other person whomsoever, for any loss, expense or damage (whether direct, indirect or consequential), whatsoever or howsoever, which the Tenant or such other person as aforesaid, may incur or suffer in connection with any termination of this Lease under this paragraph 11.

11A.	Landlord’s termination right in the event of redevelopment works

(i)	In the event the Landlord intends to carry out substantial redevelopment, asset enhancement or reconfiguration works to the Centre or part of the Centre where the Premises are located for any reason whatsoever (including changing the tenant mix in the Centre) (“redevelopment works”) and requires vacant possession of the Premises in order to carry out such redevelopment works, the Landlord shall be entitled to pre-terminate this Lease by giving to the Tenant six (6) months’ prior notice in writing (“Landlord’s Termination Notice”) subject to paragraph 11A(iii) below. For the avoidance of doubt, the Landlord shall not be entitled to pre-terminate this Lease purely for the purposes of changing the tenant mix in the Centre without carrying out any redevelopment works or if the Landlord is able to carry out such redevelopment works without requiring vacant possession of the Premises.

(ii)	In the event the Landlord has obtained the grant of written permission from Urban Redevelopment Authority for any asset enhancement initiative works (“AEI Works”), the Landlord must inform the Tenant of such AEI Works prior to the Tenant’s acceptance of the Letter of Offer. If the Landlord fails to do so, and this Lease is pre-terminated by the Landlord by reason of the proposed redevelopment works, the Landlord must pay an additional compensation sum to the Tenant in addition to the compensation sums payable under paragraph 11A(iv) or (v) below upon the pre-termination of this Lease pursuant to this paragraph 11A. The Landlord and the Tenant shall, each acting reasonably, have discussions in good faith to agree on the amount of such additional compensation sum.

(iii)	In the event the proposed redevelopment works are required to be carried out by the Landlord pursuant to any prevailing laws, orders, directions, by-laws, codes, rules, regulations, notices or requirements of the authorities (“Requirements”) and the time period given to the Landlord to comply with such Requirements is of such duration that the Landlord is unable to give the Tenant the requisite six (6) months’ prior notice in writing, the Landlord shall, as soon as practicable, after the Landlord is aware of such Requirements, give the Tenant such shorter notice in writing as may be required to enable the Landlord to comply with the Requirements.

(iv)	If this Lease is pre-terminated by the Landlord during the Term by reason of redevelopment works, the Landlord must pay the Tenant a compensation sum calculated based on the Agreed Declared Value (as defined below) of the Tenant’s Fit Out Capex Works (as defined below) less depreciation on such Agreed Declared Value amortized on a straight line basis across the entire period of the Term.

(v)	The Landlord and the Tenant agree that the Landlord shall not be required to pay the Tenant any compensation if the lease of the Premises is pre-terminated during any renewal term(s) unless the Tenant has carried out the Tenant’s Renewal Capex Works (as defined below) which has been agreed between the Landlord and the Tenant to form part of the Tenant’s Renewal Capex Works for the purpose of computing the Agreed Declared Value. Prior to the Landlord’s and the Tenant’s entry into a binding agreement for the renewal of the lease for the Premises, the Landlord and the Tenant shall, each acting reasonably, have discussions in good faith to agree on (a) the items to be included as part of the Tenant’s Renewal Capex Works and (b) the estimated value of such Tenant’s Renewal Capex Works for the purpose of the computation of Agreed Declared Value under this paragraph 11A(v). If the Tenant has carried out the Tenant’s Renewal Capex Works and the renewal term is pre-terminated by the Landlord by reason of redevelopment works, the Landlord must pay the Tenant a compensation sum calculated based on the Agreed Declared Value of the Tenant’s Renewal Capex Works less depreciation on such Agreed Declared Value amortized on a straight line basis across the entire period of the renewal term.

(vi)	For the purposes of this paragraph 11A:-

(a)	“Agreed Declared Value” refers to the lower of:

(I)	the estimated value of the Tenant’s Capex Works being $ ;and

(II)	the actual value of the Tenant’s Capex Works as declared or to be declared by the Tenant to the Landlord in writing not later than 3 months after completion of the Tenant’s Capex Works together with copies of all third-party invoices for verification and validation by the Landlord.

(b)	“Tenant’s Capex Works” refers to:

(I)	(in respect of the Term) capital expenditure works (including external design fees but excluding any salvageable items) carried out by the Tenant during the fitting out period in order to fit out the Premises (“Tenant’s Fit Out Capex Works”); and

(II)	(in respect of any renewal term) capital expenditure works (including external design fees but excluding any salvageable items) carried out by the Tenant at the time of renewal in order to repair, improve, upgrade or refresh the Premises (“Tenant’s Renewal Capex Works”).

For the avoidance of doubt, Tenant’s Capex Works shall not include any tenant-initiated capital expenditure works carried out by the Tenant in its sole discretion during the Term or any renewal term(s) if such works are not agreed to by the Landlord and the Tenant to form part of the Tenant’s Capex Works for the purpose of computing the Agreed Declared Value.

(c)	The Landlord and the Tenant agree that any item which has been (1) agreed between the Landlord and the Tenant to be a “non-salvageable item” or (2) failing agreement, deemed to be a “non-salvageable item” (each, a “Non-Salvageable Item”) shall be included as part of Tenant’s Capex Works, and its value shall be taken into account for the purpose of the computation of the Agreed Declared Value. In the event such Non-Salvageable Item is subsequently salvaged by the Tenant when removing its items and vacating the Premises pursuant to paragraph 11A(ix) below, the Landlord shall be entitled to deduct the value of any such Non-Salvageable Item from the Agreed Declared Value for the purpose of computing the compensation sum under paragraph 11A(iv) or paragraph 11A(v) above.

(vii)	Not later than three (3) months after completion of the Tenant’s Capex Works, the Tenant must declare the value of the Tenant’s Capex Works actually incurred by the Tenant to the Landlord in writing together with copies of all third-party invoices for verification and validation by the Landlord. In the event the Tenant does not declare the value of the Tenant’s Capex Works to the Landlord in writing and/or submit copies of the aforesaid invoices within three (3) months after the completion of the Tenant’s Capex Works, the Landlord (acting reasonably) shall be entitled to determine the Agreed Declared Value, having regard to the estimated value of the Tenant’s Capex Works (where applicable). The Landlord shall notify the Tenant in writing of its determination of the Agreed Declared Value and both the Landlord and the Tenant shall agree that references to “Agreed Declared Value” in this Lease shall refer to the Agreed Declared Value as determined by the Landlord (acting reasonably) and notified in writing by the Landlord to the Tenant.

(viii)	Notwithstanding the definition of “Agreed Declared Value” in paragraph 11A(vi) above and without affecting paragraph 11A(vii) above, the Landlord shall be entitled to accept the estimated value of Tenant’s Capex Works as the Agreed Declared Value. In the event the Landlord so accepts, the Landlord shall notify the Tenant in writing of its acceptance of the estimated value of Tenant’s Capex Works as the Agreed Declared Value and the requirements of paragraph 11A(vii) shall be waived. The Landlord and the Tenant agree that references to “Agreed Declared Value” in this Lease shall refer to the estimated value of the Tenant’s Capex Works as accepted by the Landlord.

(ix)	Upon the expiry of the Landlord’s Termination Notice, the Term shall absolutely cease and determine but without prejudice to the rights and remedies of either party against the other party in respect of any antecedent breach of this Lease by the other party and the Tenant shall not be required to reinstate the Premises in accordance with paragraph 10 of Part A of Schedule 6 but the Tenant must remove the Tenant’s signs, moveable items, furniture and belongings from the Premises and the Tenant shall deliver vacant possession of the Premises and the Landlord’s installations in a clean state and in a condition which does not pose any threat to health, safety and the environment. The Tenant shall make good any damage caused to the Centre resulting from such removal. The Landlord shall refund the Tenant the Deposit without interest in accordance with the provisions of Clause 11 or return the Banker’s Guarantee(s) furnished by the Tenant for cancellation, after proper deductions by the Landlord in accordance with the provisions of this Lease.

(x)	The Tenant hereby agrees that save for the compensation sum under paragraph 11A(ii), paragraph 11A(iv) or paragraph 11A(v) (as the case may be) and the refund of the Deposit in accordance with Clause 11, the Tenant shall have no further claims against the Landlord arising out of or in connection with the earlier termination of this Lease pursuant to this paragraph 11A.

(xi)	The provisions of this paragraph 11A shall continue to apply notwithstanding the earlier termination of this Lease.

12.	Right to distrain: It is hereby expressly agreed that all moneys payable under this Lease by the Tenant to the Landlord, including but not limited to Rent, Service Charge, GST and interest payable on late payments, shall be deemed to be rent recoverable in the manner provided in the Distress Act 1934. For the purposes of the said Act and for the purposes of any right or remedy which the Landlord wishes to exercise or pursue, all such moneys shall be deemed to be rent in arrears if not paid in advance or at the times and in the manner as provided in this Lease. All costs and expenses (including all legal costs and charges on a full indemnity basis) incurred pursuant to, or in any way arising in relation to, any step taken by the Landlord in the exercise of its rights under the said Act, or pursuant to any other right or remedy available to the Landlord, shall be payable by the Tenant, and, insofar as such sums are not recovered under such distrain, they shall be recoverable as a debt from the Tenant to the Landlord.

13.	Application of payments: Any and all payments made or sent to the Landlord by the Tenant may be applied and/or appropriated by the Landlord towards satisfaction of any arrears or other sums due from the Tenant to the Landlord on the date of payment in any order or manner as the Landlord shall in its absolute discretion deem fit notwithstanding any specific appropriation instructions or conditions imposed by the Tenant or any other person making payment on behalf of the Tenant and the Landlord shall not be bound by any appropriation instructions or conditions imposed by the Tenant by virtue of the Landlord’s acceptance of payment tendered by the Tenant.

14.	Set-off: Without prejudice to Clause 11.4, any and all sums held by the Landlord for or owed by the Landlord to the Tenant (whether pursuant to the provisions of this Lease or otherwise) may be applied directly by the Landlord, without any prior notice to the Tenant, to set-off, reduce or eliminate any sums due and payable by the Tenant to the Landlord pursuant to the provisions of this Lease.

SCHEDULE 5

COSTS OF SERVICES

The tern, “Costs of Services” shall mean the total sum of:-

(a)	all outgoings, costs and expenses assessed or assessable, charged or chargeable, paid or payable or otherwise incurred in respect of the Centre and in the control, management, maintenance of the Centre and, without limiting the generality of the foregoing, shall include, where applicable, any service charge, maintenance or sinking fund payable to the Management Corporation and/or Centre Manager, as the case may be, in respect of or apportioned by the Landlord to the Premises and the following:-

(i)	all amounts payable in respect of insurances relating to the Centre and the plant, machinery, equipment, and appliances therein;

(ii)	all reasonable costs in relation to the management, control and administration of the Centre including but not limited to wages, bonuses, allowances and other remuneration and benefits of all personnel engaged in the same;

(iii)	all costs of operating and maintaining the Centre and supplying all services from time to time provided for tenants and occupiers of the Centre including but without limiting the generality of the foregoing, repairs and replacements, repainting and redecorating of the Centre and the maintenance, repair, renovation, renewal, replacement and amortization of all lifts, escalators, air-conditioning plant, fire and security alarm systems, fire-fighting equipment and other plant and equipment required in connection with any of such services;

(iv)	all costs and charges (including taxes thereon) for lighting, power, air-conditioning and ventilation incurred in connection with the Common Area and all costs and charges (including taxes thereon) for the supply of chilled water during Operating Hours for the air-conditioning fan coil unit(s) installed by the Landlord at the Premises and all charges for and costs in relation to the supply of water and removal of all sewerage, normal office waste (non-medical waste) and other garbage from the Centre and the land on which the Centre is erected;

(v)	all costs and charges for the cleaning of the exterior of the Centre (including all windows) and the Common Area and for landscaping and other environmental improvements or maintenance of the Centre;

(vi)	all costs of measures taken in relation to, in connection with or in respect of infectious diseases and/or of compliance with any directives and/or requirements of the relevant authorities and/or the Landlord;

(vii)	all expenses of supplying paper, soap and other toilet requisites in the water-closets, washrooms and lavatories of the Centre but excluding the water-closets, washrooms and/or lavatories within the Premises (which will be the responsibility of the Tenant);

(viii)	all fees and charges of managing agents employed for the carrying out and provision of services for the Centre;

(ix)	all fees and charges of auditors, accountants and other professional consultants engaged in connection with the provision of services for the Centre;

(x)	all sums in each year as may be set aside as a fund to cover repairs, renovations, painting, replacements and maintenance of a substantial but infrequent or irregular nature of the Centre and the plant machinery and electrical and other apparatus and facilities therein; and

(b)	all sums incurred or to be incurred paid or payable by the Landlord being such sums as may be apportioned to the Centre for the costs of operating, maintaining and managing the entrances and exits, common areas, improvements, fixtures, facilities, equipment and installations (including carparks, roads, ramps, pedestrian malls and general signs) in and around the Centre for the general use by or common benefit of the entire Centre, including, where applicable, any service charge payable to the Management Corporation.

SCHEDULE 6

PART A

TENANT’S COVENANTS

The Tenant covenants with the Landlord as follows:-

1.	Rent and Service Charge

1.1	The Tenant shall pay the Rent and by way of additional rent the Service Charge at the times and in the manner specified in Clause 10 without any deduction, counterclaim or set-off (whether at law or in equity whatsoever and howsoever arising).

1.2	The obligation of the Tenant herein to pay the Rent and Service Charge and all other monies payable under this Lease shall constitute a separate and independent obligation binding on the Tenant and the Landlord shall be entitled, without reference to and notwithstanding any other provision contained in this Lease, to enforce such obligation against the Tenant in any court of law.

2.	Utilities and Telecommunication Services

2.1	The Tenant shall at its own cost:-

(a)	arrange with the supplier designated by the Landlord (“Designated Supplier”} or, where the Landlord has not designated any supplier, with the supplier of the Tenant’s choice for the supply of each of Utilities, Telecommunication Services and other services to the Premises; and

(b)	arrange for the installation and testing of meters, cables and/or equipment, and do all other ancillary acts necessary to effect the connection of such supply.

2.2	The Tenant shall not be entitled to object to any Designated Supplier. Without prejudice to the generality of the foregoing, the Tenant acknowledges that the Landlord is on the En-bloc Contestability Scheme, and accordingly the Landlord is not obliged to provide the Tenant with a choice of electricity supplier and the Landlord may (but shall not be obliged to) arrange for purchase of electricity for the Centre from an electricity retailer of its choice. For the avoidance of any doubt, the Tenant shall not be required to bear any infrastructure costs incurred by the Landlord in order to benefit from the open electricity market.

2.3	The Tenant shall bear all charges, expenses, fees and taxes in respect of all Utilities, Telecommunication Services and other services supplied to and consumed at the Premises including, without limitation, electricity and/or chilled water supplied to all air-conditioning fan coil unit(s) serving the Premises irrespective of whether the same was installed by the Landlord or the Tenant and the electricity supplied to operate all coved fights referred to in paragraph 11.3 of Part A of Schedule 6, and whether the electricity and/or chilled water is supplied during or beyond the Operating Hours and whether invoiced by a Designated Supplier, other supplier or by the Landlord, and all transmission and transportation charges payable in connection with the supply of Utilities. Where such charges and/or taxes are not invoiced and/or metered separately to the Premises, the Tenant shall pay to the Landlord a proportionate part of such charges and/or taxes, such proportionate part to be calculated by the Landlord and notified to the Tenant by a statement from the Landlord in writing, such statement to be final, conclusive and binding on the Tenant as to the amount thereof.

Provided That, where the costs for the supply of electricity to the Premises are payable by the Tenant to the Landlord:-

(a)	the costs for the supply of electricity shall be calculated at the same rate(s) payable by the Landlord to the electricity retailer on a pass-through basis, without any mark-up or price discrimination among the Landlord and its tenants in the Centre;

(b)	the Landlord shall be entitled to charge reasonable administrative costs for the administration of the bulk electricity purchase arrangement. The Landlord shall as soon as practicable inform the Tenant of such administrative costs.

2.4	Whether or not the Landlord has designated any Designated Supplier and whether or not the Landlord purchases Utilities, Telecommunication Services and/or other services on behalf of the Tenant, the Tenant acknowledges and agrees that:-

(a)	the Designated Supplier(s) or other supplier(s) are the suppliers of Utilities, Telecommunication Services and/or (as the case may be) other services;

(b)	the Landlord is not the supplier of Utilities, Telecommunication Services and/or (as the case may be) other services; and

(c)	where any agreement for purchase of Utilities, Telecommunication Services and other services (whether entered into by the Landlord or the Tenant) is terminated for reasons not due to the default of the Landlord, the Landlord shall not be liable to compensate the Tenant for any loss or damage occurring to the Tenant as a result of such termination, including any economic loss and/or loss of revenue, profits, business and/or custom.

2.5	Without prejudice to Clause 17 of this Lease:-

(a)	the Landlord shall not be liable to the Tenant or to any of the Tenant’s Occupiers for, nor shall the Tenant have any claim against the Landlord, in respect of:-

(I)	any inconsistency, delay, reduction, surge, variation or interruption in or failure of the supply and transmission of Utilities, Telecommunication Services and/or other services for any reason whatsoever including but not limited to repair or maintenance work or damage or destruction or breakdown of any mechanical equipment, products, systems and processes utilized by the Landlord (whether belonging to the Landlord or to any other person(s), and whether resulting from the negligence or default of the Landlord or its servants, agents or contractors, or otherwise) in connection with such supply and transmission or the management or administration of the Centre or the performance of the Landlord’s obligations (including without limitation all hardware, software and networks) or by reason of any circumstances whatsoever beyond the Landlord’s control (including but not limited to fire, flood, act of God, riot, civil commotion, curfew, emergency, labor disputes or shortage of manpower, fuel, materials, electricity or water); and

(ii)	damage, injury or loss of life or property resulting from the supply and transmission of Utilities, Telecommunication Services and/or other services and/or the aforesaid inconsistency, delay, reduction, surge, variation, interruption and/or failure; and

(b)	the Landlord shall not be responsible and/or liable for any and all losses damages and/or liability suffered or incurred by the Tenant including any economic loss and/or loss of revenue and/or profits and/or business or custom as a result of the supply and transmission of Utilities, Telecommunication Services and/or other services and/or the aforesaid inconsistency, delay, reduction, surge, variation, interruption and/or failure;

except as provided in Clause 17A of this Lease.

2.6	The Tenant shall obtain the Landlord’s prior written consent to:-

(a)	the supply of chilled water to air-conditioning fan coil unit(s) installed by the Tenant in the Premises in addition to those installed by the Landlord in the Premises; and

(b)	the supply of chilled water to air-conditioning fan coil unit(s) in the Premises, whether installed by the Landlord or Tenant, beyond the Operating Hours,

and shall bear all the Landlord’s costs and expenses of such supply of chilled water.

2.7	If:-

(a)	the Tenant does not install separate meters and/or open separate accounts for the supply of Utilities, Telecommunication Services and/or other services to the Premises;

(b)	the Tenant shall fail to comply with paragraph 2.3;

(c)	the Tenant taps into the Landlord’s supply of Utilities, Telecommunication Services and/or other services without the Landlord’s prior written consent;

(d)	the Tenant fails to pay to the Landlord all costs and expenses required by the Landlord for any tapping by the Tenant into the Landlord’s supply of Utilities, Telecommunication Services and/or other services; and

(e)	the Tenant fails to pay the Landlord’s costs and expenses for the supply of chilled water referred to in paragraph 2.6,

the Landlord shall be entitled to terminate the supply of Utilities, Telecommunication Services, chilled water and/or (as the case may be) other services without prior notice to the Tenant and, in the case of chilled water, notwithstanding that the Landlord’s exercise of its rights under this provision may result in the termination of supply of chilled water to all air-conditioning fan coil unit(s) in the Premises or in the termination of supply of chilled water during the Operating Hours. The Landlord shall not be liable to compensate the Tenant for any loss or damage howsoever occurring to the Tenant as a result of such termination, including any economic loss and/or loss of revenue and/or profits and/or business or custom and whether direct or indirect.

2.8	The Tenant shall at its sole cost and expense, risk and responsibility keep all air-conditioning fan coil units which are located within or are exclusively serving the Premises in good order and repair and regularly serviced and maintained throughout the Term. In this respect, the Tenant shall:-

(a)	enter into and maintain in force service contract(s) throughout the Term, with the contractor(s) approved by the Landlord, to:-

(i)	service and maintain all such air-conditioning fan coil units including all parts and accessories on a monthly basis; and

(ii)	chemical clean all such air-conditioning fan coil units including all parts and accessories once every twelve (12) months;

(b)	arrange for the servicing and chemical cleaning of all such air-conditioning fan coil units including all parts and accessories to be carried out to the Landlord’s satisfaction not more than one (1) week prior to the handover of the Premises to the Landlord; and

(c)	maintain proper and complete records of the servicing, maintenance and cleaning works carried out by such contractor(s);

The Landlord may at any time during the Term request for evidence of such service contract(s), arrangement, schedule and/or report of the servicing, maintenance and cleaning works for the air-conditioning fan coil units including copies thereof and the Tenant shall forthwith upon the Landlord’s request produce such evidence to the satisfaction of the Landlord. In the event the Tenant fails or is deemed to have failed (i) to keep the air-conditioning fan coil units in good order and repair, or (ii) to have them regularly serviced and maintained by the contractor(s) as aforesaid, the Landlord may (but is not obliged to) take such action as it may deem fit and the Tenant must reimburse the Landlord all reasonable costs and expenses incurred by the Landlord immediately on demand and such moneys shall be recoverable from the Tenant as if they are rent. For the purposes of this paragraph 2.8, the Tenant shall be deemed to have failed to keep the said air-conditioning fan coil units in good order and repair or to have them regularly serviced and maintained, if the Tenant fails to maintain the records thereof, or grant the Landlord access to such records, in accordance with the provisions of this paragraph 2.8.

3.	Property tax and GST

3.1	Property tax imposed or levied by the relevant government authority on the Premises, or on the Centre (or any part thereof) and as may be apportioned by the Landlord or attributable to the Premises, in respect of the duration covered by the Term shall be paid as follows:-

(a)	the Landlord shall pay property tax levied on or attributable to the Premises but such payment by the Landlord in respect of the Premises shall not exceed property tax calculated (i) on the basis of the annual Rent payable under this Lease and (ii) the property tax rate applicable on the first assessment of property tax;

(b)	in the event that any additional property tax is payable on account of (i) any increase in the annual value for the Premises which is in excess of the annual value calculated as aforesaid by reference to the annual Rent; and/or (ii) an increase in the property tax rate above the rate applicable on first assessment, such additional property tax shall be borne and paid by the Tenant to the Landlord on demand.

3.2	Objection to any assessment of annual value or imposition of property tax on the Premises in respect of the duration covered by the Term may be made only by the Landlord in its sole discretion.

3.3	The Tenant shall also pay and indemnify the Landlord against GST or any tax of a similar nature that may be substituted for or in addition to it and chargeable in respect of Rent, Service Charge, Deposit, fitting out deposit and all sums paid or payable by the Tenant in connection with this Lease. The Tenant shall, unless the Landlord otherwise consents in writing, effect payment of GST together with payment of Rent, Service Charge, Deposit, fitting out deposit and all sums paid or payable by the Tenant in accordance with this Lease or otherwise in such manner and within such period to comply with or to enable the Landlord to comply with any applicable laws or directives, and shall indemnify the Landlord against any penalties, costs and expenses incurred by the Landlord as a result of any breach by the Tenant of this provision.

3.4	The obligations of the Tenant under the provisions of this paragraph 3 shall continue to apply notwithstanding the expiry or earlier determination of the Term and regardless of whether any of the aforesaid taxes shall be assessed and/or payable to the relevant government authority before, during or after the Term.

4.	Insurance

4.1	The Tenant shall, at its own cost and expense, at all times during the Term take out and keep in force in the joint names of the Landlord and the Tenant for their respective rights and interest (i) a comprehensive public liability insurance policy in an amount not less than Singapore Dollars Two Million ($2,000,000.00),or in such higher amounts as the Landlord may from time to time prescribe (up to a maximum of Singapore Dollars Three Million ($3,000,000.00) or the public liability insurance coverage limit in the Landlord’s public liability insurance policy, whichever shall be the lower), in respect of any one occurrence; (ii) insurance against all risks and damage to all plate glass, fixtures, fittings and installations at the Premises and all parts thereof which the Tenant is obliged under this Lease to keep in repair for such amount as the Landlord may approve; and (iii) such other insurance for such risks and for such amounts as the Landlord may reasonably require.

4.2	All policies of insurance required to be effected by the Tenant shall be taken out with an insurance company approved by the Landlord and copies of such policies of insurance and of the receipt(s) for the premium paid in respect of such policies shall be produced and lodged with the Landlord by the Tenant upon the Landlord’s request. On written demand at any time by the Landlord, the Tenant shall produce forthwith to the Landlord any policy of insurance which the Tenant is required to effect hereunder.

4.3	The Tenant shall not do anything whereby any policy of insurance on or including the Premises taken out by the Landlord may become void or voidable or whereby the rate of premium thereon may be increased.

5.	Repair: At all times the Tenant shall, at its own cost and expense, repair and keep the Premises and the Landlord’s fixtures, fittings and installations located at the Premises (including but not limited to all flooring, plaster and other surface material on the walls and ceilings and the painting and varnishing of the windows and any glass, coved lights, air-conditioning and ventilation system and the Conducting Media within, and serving the Premises) in good and tenantable repair and condition and regularly serviced and maintained by competent contractors and with the standard and finish of a first class establishment, fair wear and tear excepted, and to make good, repair and reinstate any damage or breakage howsoever caused or occurring in any part of the Premises and to such Landlord’s fixtures, fittings and installations. For avoidance of doubt all references to the Tenant’s obligations to repair under the Lease shall include but not be limited to all necessary replacements of parts or whole items of fixtures, fittings or installations as the Landlord may deem necessary for compliance with this paragraph and compliance with all laws.

6.	Alterations: The Tenant shall not make any works, extensions, alterations or additions whatsoever to or affecting the interior or the exterior of the Premises without the prior written consent of the Landlord. Such works shall be considered Tenant’s Fitting Out Works and the Tenant shall comply with Clauses 4, 5 and 6 in respect of the same.

7.	Notices

7.1	The Tenant shall immediately give written notice to the Landlord of any damage to or at the Premises and of other accidents or damage caused to any Conducting Media, or any fittings or fixtures or installations serving or within the Premises provided by the Landlord or of any circumstances which are likely to be hazardous to or jeopardize the safety of any person or property.

7.2	The Tenant shall immediately give written notice to the Landlord of any notice received by the Tenant from any government or public or statutory authority relating to or affecting the Premises or the Tenant’s business thereon.

8.	Inspection of Premises: The Tenant shall permit the Landlord and its servants or agents at all reasonable times during the Operating Hours and by prior appointment to enter into, inspect and view the Premises and examine their condition and also to take a schedule of fixtures, fittings and installations at the Premises. Upon notice by the Landlord, the Tenant shall repair and make good in proper and workmanlike manner all damage or defects which the Tenant is liable for under this Lease within such reasonable period as may be stipulated by the Landlord and to the satisfaction of the Landlord. In case of default by the Tenant the Landlord may, but is not obliged to exercise its rights and powers under Clause 19.2.

9.	To grant the Landlord right of access to the Premises

9.1	Subject and without prejudice to paragraph 9.3 and in addition to any other rights of access granted to the Landlord under any other provisions of this Lease, the Tenant shall permit the Landlord, the Management Corporation and Centre Manager, and the agents, workmen and others employed by the Landlord or by the Management Corporation or Centre Manager or by any government or statutory authority or by the other tenants or occupiers of the Centre, at all reasonable times, after giving to the Tenant prior notice to enter upon the Premises:

(a)	to effect or carry out any maintenance, repairs, alterations or additions or other works which the Landlord or Management Corporation or Centre Manager may consider necessary or desirable in respect of any Conducting Media, the Services or any part of the Premises or Centre or the water, electrical, air-conditioning and other facilities and services of the Premises or Centre; or

(b)	for the purpose of exercising any of the powers and authorities of the Landlord under this Lease; or

(c)	to comply with any obligation of repair, maintenance or management affecting the Premises or the Centre; or

(d)	in connection with the development of the remainder of the Centre or any part thereof or any adjoining or neighboring land or premises, including the right to alter, maintain, repair, add to, construct or further develop the Centre or anything serving the Centre or to build on or onto or in prolongation of any boundary wall of the Premises; or

(e)	to exhibit the Premises to prospective buyers or tenants or any other party the Landlord authorizes for the purpose of any sale, lease or tenancy, or the valuation, of the Premises, and during the period of six (6) months prior to the expiration or earlier determination of the Term of this Lease, unless the Tenant shall have duly exercised its option (if any) to renew the Lease herein, the Landlord may post any “To Let” or “To Lease” sign upon the Premises.

9.2	The Tenant’s obligations under this Lease shall not be affected by any of the works specified in this paragraph 9 and the Landlord shall not be liable for any inconvenience, disturbance, loss of business or any other nuisance arising from such works.

9.3	The Tenant shall permit the Landlord, Management Corporation and Centre Manager and their respective agents and/or workmen free access into the Premises at all times in any case that the Landlord or Management Corporation or Centre Manager considers an emergency.

9.4	The Landlord shall be allowed to take all materials into and upon the Premises as may be required without the same constituting an eviction of the Tenant in whole or in part.

10.	Yield up in repair at the end of the Term

10.1	On the expiry or earlier determination of the Term (unless renewed pursuant to the exercise of the option to renew, if any) the Tenant shall at its cost and expense:-

(a)	quietly and peaceably yield up the Premises with the fixtures, fittings and installations (other than the Tenant’s trade fixtures and fittings), unless required by the Landlord to be removed, in good and substantial and tenantable repair and condition (fair wear and tear excepted) together with all locks, fastenings and keys to the Premises complete (irrespective of whether the same have been supplied by the Landlord) and, if so required by the Landlord, shall remove all letterings, marks, signs, internal partitions, fixtures, fittings, equipment, furniture and installations, as are specified by the Landlord, from the Premises and reinstate and redecorate the Premises, in particular but not limited to all the air-conditioning installations and ventilation system, sprinkler systems and other mechanical and electrical installations, ceiling, floors, walls, doors and windows, to their original state and condition and as particularized in the specifications in Schedule 2 save for any changes or modifications deemed necessary by the Landlord, its consultants and/or the relevant or competent authorities, fair wear and tear excepted; and

(b)	make good to the reasonable satisfaction of the Landlord all damage to the Premises and the Centre resulting from the removal of the Tenant’s belongings, reinstatement or redecoration of the Premises.

10.2	If on the expiry or earlier determination of the Term, the Tenant has failed to comply with the above provisions, the Landlord may effect the same at the Tenant’s cost and expense. The Tenant shall be deemed to be holding over for the purpose of Clause 21 for the period during which the works are effected by the Landlord.

10.3	For the avoidance of doubt, in the event the Term is determined in accordance with paragraph 11A of Schedule 4, the Tenant shall not be required to reinstate the Premises but must remove all of Tenant’s signs, moveable items, furniture and belongings from the Premises and deliver the Premises and Landlord’s installations to the Landlord in a clean state and in a condition which does not pose any threat to health, safety and the environment. The Tenant shall make good all damage caused to the building where the Premises are located resulting from such removal.

11.	Loading And Electrical Installation

11.1	The Tenant shall not bring into the Centre any machinery, equipment, goods or object which, in the absolute opinion of the Landlord, will or is likely to cause any structural or any other strain or damage to any part of the Centre. Without limiting the generality of the foregoing, the Tenant shall not load or permit or suffer to be loaded on any part of the floors of the Centre or the Premises to a weight greater than 3.5 KN/m² including partitions(or such other weight as may be prescribed by the Landlord from time to time as being applicable to the Premises) without the prior written consent of the Landlord and in any case shall comply with the directions and requirements of the Landlord in respect of the load distribution and positioning of all heavy equipment and articles in the Premises. The Tenant shall make good and indemnify the Landlord in respect of any damage to the Premises and Centre caused by the bringing in of any safe, items of machinery, plant, equipment or goods.

11.2	The Tenant shall not use any equipment or device which will cause an overload on the electrical supply to the Premises, such supply as may be prescribed by the Landlord or otherwise agreed in writing between the Landlord and the Tenant or in any way overload any Conducting Media in or serving the Premises or any part of the Centre.

11.3	The Tenant shall, at its own cost and expense, ensure that all coved lights installed at the perimeters of the Premises shall be kept turned on continuously every night between the hours of 7:00 pm and 1:00 am on gazetted public holidays and on the eve of gazetted public holidays and between the hours of 7:00 pm to 10:00 pm on other days, or such other hours as the Landlord may prescribe at any time and from time to time.

11.4	Except as provided in paragraph 11.6 below, the Tenant shall not, without the Landlord’s prior written approval, remove or adjust or in any way tamper with any of the coved lights referred to in paragraph 11.3 or any of the switches or timers connected to and used to operate such coved lights or with the protective sealed metal plate. Subject to the foregoing, the Tenant shall at all times and at its own cost repair and keep in good and tenantable repair and condition the coved lights, switches and timers referred to above, fair wear and tear excepted, and shall make good, repair or replace them in the event of any loss, damage or breakage thereof howsoever caused.

11.5	The Tenant shall permit the Landlord and its servants or agents unlimited access at all times and without prior notice, to the coved lights referred to in paragraph 11.3 and the switches and timers referred to in paragraph 11.4, for all and any purposes.

11.6	In the event that the Premises comprise more than one unit or one floor and the Tenant wishes to combine the electrical distribution board or boards in each unit or on each floor to form one electrical distribution board applicable to the whole of the Premises, the Tenant may, with the Landlord’s prior written approval, combine and reconfigure all switches and timers referred to in paragraph 11.4 applicable to each unit or floor to form one consolidated switch and timer applicable to the whole of the Premises, at the Tenant’s sole cost and expense and in accordance with the Landlord’s directions. Provided always that such consolidated switch and timer shall be covered by a protective sealed metal plate, and shall be reconfigured so as to control and operate the coved lights in the Premises in the same manner as such coved lights were controlled and operated before the said combination and reconfiguration. Upon the expiry or earlier determination of the Term (unless renewed pursuant to the exercise of the option to renew, if any), the Tenant shall at its own cost and expense reinstate the switches and timers and protective sealed metal plates to their original configuration and locations, and ensure that they are in good working order and condition.

12.	Rules and Regulations: The Tenant shall itself and shall procure the Tenant’s Occupiers to observe and perform or cause to be observed and performed the Rules and Regulations.

13.	Advertisements and Signs

13.1	The Tenant shall not place or display at any part of the Premises so as to be visible from the exterior of the Premises or on the exterior of the Premises any writing, notice, sign, placard, poster, sticker, nameplate or any form of advertisement (illuminated or otherwise) (collectively called “Signs”) other than a sign conforming to the requirements set out in the Fitting Out Manual.

13.2	The Landlord shall be entitled to enter the Premises and remove any Signs which are placed or displayed in breach of these provisions and the Tenant shall pay to the Landlord on demand the expense of so doing.

13.3	Without prejudice to paragraph 13.1 above, the Tenant shall maintain at its own cost and expense all such signs placed or displayed within or on the exterior of the Premises and shall, upon the expiry or earlier determination of the Term (unless renewed pursuant to the exercise of the option to renew, if any), remove at its own cost and expense all such signs and make good any damage resulting from such removal.

14.	Compliance with statutes etc.: Except where such liability may be expressly within the Landlord’s covenants contained in this Lease, the Tenant shall comply in all respects with the provisions of all statutes, regulations and codes of conduct for the time being in force and the requirements and directions of any competent authority or regulatory body relating to the occupation and use by the Tenant of the Premises and the conduct of the Tenant’s business and anything done in or upon the Premises by the Tenant and shall indemnify the Landlord against all actions, proceedings, claims or demands which may be brought or made by reason of such statutes, regulations, codes of conduct, requirements or directions or any default in compliance with them.

15.	Indemnity by Tenant: The Tenant shall occupy, use and keep the Premises at the Tenant’s sole risk and responsibility and shall indemnify and keep indemnified the Landlord from and against:-

(a)	all claims, demands, writs, summonses, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Premises or the use of the Premises or any part thereof by the Tenant or by any of the Tenant’s Occupiers;

(b)	all claims, demands, writs, summonses, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature arising from or out of or in connection with any act, omission, default or negligence of the Tenant or the Tenant’s Occupiers in the course of or in relation to the Tenant’s business; and

(c)	all loss and damage to the Premises, any other premises in the Centre and any other part of the Centre and to all property therein and all loss of life and personal injury caused directly or indirectly by the Tenant or the Tenant’s Occupiers and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, or waste or abuse, of water, gas or electricity or faulty fittings or fixtures.

16.	Assignment and subletting

16.1	Except as provided in paragraph 16.5, the Tenant shall not in any way transfer, assign, sublet, license, part with or share possession or occupation of, or grant to third parties any rights over, the whole or any part of the Premises or otherwise deal with or create encumbrances affecting the Tenant’s rights under this Lease without the prior written consent of the Landlord, which consent may be granted or refused at the Landlord’s sole discretion and if granted, shall be subject to such terms and conditions as the Landlord may deem fit, including without limitation, the payment of any amount or consideration whatsoever for the grant of such consent.

16.2	A change of fifty percent (50%) or more in the proprietorship, partnership, shareholding or voting rights of the Tenant (referred to as a “Constitutional Change”) shall be deemed to be an assignment of this Lease and, unless the Landlord has given its prior written consent to such change, would constitute a breach of paragraph 16.1. For the purposes of determining whether there has been a Constitutional Change:-

(a)	all changes in the proprietorship, partnership, shareholding or voting rights of the Tenant after the date of this Lease shall be taken into account on a cumulative basis; and

(b)	in the case where the Tenant is a company, all changes in the shareholding or voting rights of any company of which the Tenant is deemed to be a subsidiary under the Companies Act 1967 shall be deemed to be a change in the shareholding or voting rights of the Tenant.

16.3	Paragraph 16.2 shall not apply to a tenant whose shares are listed on any stock exchange.

16.4	A consent granted by the Landlord under paragraph 16.1 shall not constitute a waiver of the requirement for the Landlord’s consent to any subsequent transfer, assignment, subletting, licensing, grant of possession, mortgage or encumbrance of this Lease or the Premises or any part thereof.

16.5	the Tenant may allow T & T MEDICAL GROUP PTE LTD (UEN: 198901436H) (“Occupant”) to use or occupy part of the Premises upon and subject always to the following terms and conditions:-

(a)	the Tenant shall remain responsible for the due and timely performance of all its obligations and undertakings under this Lease at all times;

(b)	the Tenant shall ensure that the Occupant complies with and observe the terms, covenants and conditions contained in this Lease at all times;

(c)	the Tenant shall procure the Occupant to undertake to keep confidential all the terms, covenants and conditions contained in this Lease; and

(d)	if at any time there shall be a breach of any of the terms, covenants and conditions contained in this Lease and if such breach is in the Landlord’s opinion:-

(i)	capable of being remedied is not remedied to the satisfaction of the Landlord within seven (7) days after the Landlord has given notice thereof to the Tenant; or

(ii)	not capable of being remedied,

without prejudice to any other rights or remedies of the Landlord, the Landlord shall be entitled at any time thereafter to withdraw its consent hereunder to allow the Occupant to use or occupy the whole or any part of the Premises and the Occupant shall upon the Landlord’s withdrawal of consent cease to use or occupy the Premises or any part thereof forthwith.

17.	Constitution

17.1	The Tenant shall immediately notify the Landlord of the transfer or issue of any shares or interest or ownership or rights in the Tenant to any person, firm or company who was not, at the commencement date of this Lease, a shareholder, or proprietor or partner of the Tenant, provided that the Tenant shall not effect or permit to be effected any such transfer or issue which will result in a Constitutional Change without the Landlord’s prior written consent.

17.2	The provisions of this paragraph 17 shall not apply to a tenant whose shares are listed on any stock exchange.

18.	Name of Tenant: The Tenant shall not without the prior written consent of the Landlord use the name of the Centre or any part thereof or the words “Pontiac”, “Camden” or “Camden Medical Centre”, or any derivative name sounding similar thereto, as part of its trade or business name or as a trade mark or service mark or for any purpose.

19.	Confidentiality:

19.1	Subject to paragraph 19.2 below, the Landlord and the Tenant shall keep all communications, negotiations, discussions and correspondence between the Tenant and the Landlord, any matter or information in relation to this Lease or any agreement for a renewal of this Lease confidential.

19.1	Either the Landlord or the Tenant may make disclosure in relation to this Lease:-

(a)	as may be required to comply with any present and future laws, legislation, subsidiary legislation, statutes, orders, directions, by-laws, codes, rules (including rules of any relevant stock exchange), regulations and notices and requirements of any relevant governmental, quasi-governmental, statutory, regulatory, administrative or supervisory authority;

(b)	which is required in connection with any arbitral or judicial proceedings or any legal process issued by any court or authority referred to in paragraph 19.2(a);

(c)	to a professional adviser, financial adviser, insurer, financier or auditor as may be required on a “need to know basis” and if that person is obliged to keep the information disclosed confidential;

(d)	to any of its employees or officers to whom it is necessary to disclose the information;

(e)	to a related or affiliated company, as long as it advises that related or affiliated company of the confidential nature of the terms of this Lease;

(f)	(in the case of the Landlord) to a potential assignee provided they agree to keep the terms of this Lease confidential;

(g)	with the prior written consent of the other party to this Lease; or

(h)	if the information to be disclosed has come into the public domain through no fault of the party (or its employees, officers or related or affiliated company) making the disclosure.

19A.	Non-Disparagement

The Tenant shall refrain from making, participating in or contributing to, any statement or comment (factual or otherwise) which is or may be adverse to the Landlord and/or the Centre and/or with respect to this Lease or which in the opinion of the Landlord (whose opinion is final and conclusive):-

(a)	undermines or would undermine the goodwill, reputation or image of the Centre and/or the Landlord;

(b)	tends or would tend to cause or causes disruption to the operation of the Centre; or

(c)	results or would result in undesired, negative or adverse publicity for the Centre and/or the Landlord.

In the event of any breach of this provision, the Landlord shall be at liberty to exercise its right to terminate this Lease pursuant to Clause 19.

20.	Utilization of Services and Referrals: The Tenant shall, where the Tenant or any of its patients or customers requires medical, healthcare or other related services which are available in the Centre (“Available Services”), endeavor to utilise only the Available Services and shall refer all patients and customers who require the Available Services to, and recommend that they utilize, the Available Services.

21.	Prohibited Activities: The Tenant shall not, without the prior written consent of the Landlord, carry on any imaging activity whatsoever on the Premises or any part thereof nor use the Premises or any part thereof as a marketing office for the provision of any U.S.-based medical services to the Asia-Pacific region PROVIDED THAT the Tenant may refer any party in the Asia-Pacific region to such U.S.-based medical services where such referral is incidental or ancillary to the carrying out of the Tenant’s primary business at the Premises.

22.	License-for Permitted Use: The Tenant shall furnish to the Landlord without demand a copy of the license for the Permitted Use of the Premises issued pursuant to the Private Hospitals and Medical Clinics Act 1980 forthwith upon the Tenant’s receipt of the same.

23.	Practicing Certificates and Licences: The Tenant shall ensure that it, and each person or entity occupying or each medical or dental practitioner practicing on the Premises, shall have at all times a valid practicing certificate or licence from or valid registration with the relevant authorities and that all personnel employed or contracted to work on the Premises (including without limitation, nurses and pharmacists) are duly and properly authorized or licensed under the relevant statutes and/or regulations (whether or not promulgated by a governmental, statutory or professional regulatory body).

24.	Undesirable Activities

24.1	The Tenant shall not engage in any activity, whether on its own or in collaboration, collusion or otherwise acting in conjunction with any of the other tenants or previous tenants of the Centre or any third party which in the opinion of the Landlord (whose opinion is final and conclusive):-

(a)	undermines or would undermine the goodwill, reputation or image of the Centre and/or the Landlord;

(b)	tends or would tend to cause or causes disruption to the operation of the Centre; or

(c)	results or would result in undesired, negative or adverse publicity for the Centre and/or the Landlord.

24.2	In the event of any breach of this provision, the Landlord shall be at liberty to exercise its right to terminate this Lease pursuant to Clause 19.

PART B

RULES AND REGULATIONS OF THE CENTRE

The Tenant covenants with the Landlord to observe and comply with the following Rules and Regulations, as the same may be suspended, deleted, expanded or otherwise amended and updated in any way from time to time:-

1.	Obnoxious or inflammable substances: The Tenant shall not erect nor install any machinery or object which causes noise, fumes or vibration which can be heard, smelt or felt outside the Premises and shall not store in the Premises any petrol or other inflammable, explosive, combustible or dangerous substance.

2.	Illegal or immoral purpose: The Tenant shall not use the Premises for any noxious, noisy or offensive trade or business nor for gambling nor betting nor any illegal or immoral act or purpose.

3.	Sales, auction, exhibition or public meeting and Music: The Tenant shall not hold any sales by auction nor any exhibition, public meeting or public entertainment at the Premises. The Tenant shall not permit any music to be played or performed in the Premises so that it can be heard outside the Premises.

4.	Pests And Livestock: The Tenant shall keep the Premises free of pests, rodents, vermin and shall not permit livestock of any kind to be kept at the Premises and shall, if necessary, employ at the Tenant’s cost and expense, pest exterminators to treat and/or prevent any such infestation.

5.	Incense: The Tenant shall not burn any incense or joss sticks nor install or store any equipment, machines or objects which causes or permit any fumes, scents or odors to be produced upon or to permeate from the Premises into other parts of the Centre. In the event of any breach of this provision, the Landlord shall be at liberty to exercise its right to terminate this Lease pursuant to Clause 19. The Tenant shall be responsible for and shall keep the Landlord fully indemnified against all damage, losses, costs, expenses, actions, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any escape from the Premises into other parts of the Centre of fumes, scents or odors and/or in connection with the termination of this Lease by reason of any non-compliance with this provision.

6.	Residential Purpose And Cooking: The Tenant shall not allow any person to sleep in nor to cook at the Premises nor to use the Premises for residential purposes.

7.	Cleanliness: The Tenant shall keep the Premises and every part thereof clean and maintain the strictest standards of hygiene and shall keep all Conducting Media, basins, sinks and water-closets in the Premises clean and unblocked. The Tenant shall employ, to clean the Premises, the cleaning contractor nominated by the Landlord to carry out the cleaning work for the Centre provided that such employment shall be at the sole expense, risk and responsibility of the Tenant.

8.	Infectious diseases: In the event of any infectious illness set out in the Infectious Diseases Act 1976 occurring at the Premises the Tenant shall give notice thereof to the Landlord and the proper authorities and at its cost and expense shall:-

(a)	fumigate and disinfect the Premises; and

(b)	comply with all directives and/or requirements of the relevant authorities and/or the Landlord in respect of the same.

9.	Annoyance or nuisance: The Tenant shall not do anything which may be or may become a nuisance, annoyance, disturbance, an inconvenience or may cause damage to the Landlord or any owners, tenants, licensees and occupiers of, or any person lawfully in, the Centre or any part thereof.

10.	Aerials, masts and antenna

10.1	The Tenant shall not erect display affix or exhibit on or to any part of the Premises visible to the Common Area any light, flag, notice, pole mast, wire radio or television aerial or antenna or any loudspeaker or similar devices at the Premises without the prior written consent of Landlord and provided always that the Tenant shall at its cost obtain all necessary approvals from the competent authorities. Any consent given may at any time be withdrawn as the Landlord may determine having regard to the interest of the Centre as a whole and/or the interest of other tenants, occupiers and persons lawfully therein.

10.2	The Landlord shall be entitled to determine the hours of illumination of any signs or objects in accordance with such hours as from time to time prescribed by the Landlord.

11.	Fire and Alarm systems

11.1	The Tenant shall permit the duly authorized agents or employees of the Landlord at any time during the Operating Hours by prior appointment to service and maintain any fire or alarm systems of the Centre.

11.2	The Tenant shall not install nor maintain any fire or security system at the Premises without the prior written approval of the Landlord or which may interfere with any fire or alarm system installed or maintained by the Landlord for the Centre.

11.3	No rubbish or waste or anything whatsoever shall at any time be burnt upon the Premises or the Common Area or any part thereof.

12.	Loading And Electrical And Other Installations

12.1	The Tenant shall not load nor use the floors, walls, ceiling or structure of the Premises except in compliance with such loading limits prescribed herein or by any other reasonable directions of the Landlord.

12.2	Before any machinery, apparatus, equipment, safe, or furniture is moved into or out of the Premises due notice must be given to the Landlord by the Tenant and the necessary permits and approvals, if any, from the relevant authorities obtained and complied with, and the moving of the same must be done under the supervision of a person nominated by the Landlord and at a time approved by the Landlord or its managing agent and at no other time.

12.3	The Tenant shall not overload the Conducting Media in or serving the Premises and/or the Centre. Without limiting the foregoing, the Tenant shall not without the prior written consent of the Landlord install or use any air-conditioning or cooling devices or any other electrical devices or equipment in the Premises except those which are provided in the Centre. The Tenant shall not do or permit to be done anything which obstructs or interferes with or which imposes an additional loading on any ventilation, air-conditioning or other plant or machinery serving or electrical supply to the Centre.

13.	Avoidance of Landlord’s insurance policies: The Tenant shall not do anything whereby any policy of insurance on the Centre, including or in any way relating to the Premises, taken out by the Landlord may become void or voidable or whereby the rate of premium thereon or on the remainder of the Centre may be increased. The Tenant shall within seven (7) days of demand reimburse the Landlord of all sums paid by way of increased premiums and all expenses incurred by the Landlord as a result of a breach or non-observance by the Tenant of this covenant. The Landlord will on request of the Tenant provide relevant details of the policy to enable the Tenant to comply with the provisions of this paragraph. The Tenant shall provide one or more efficient fire extinguishers of a type approved by the Landlord and to take such other precautions against fire as may be deemed necessary by the Landlord or its insurers.

14.	Vendors: The Tenant shall not without the prior written consent of the Landlord permit the vendors of food or drink or the servants or agents of such vendors to bring to the Premises or the Centre food or drink for consumption by the occupiers or others in the Premises save and except in the case of the contractor who has been given the right by the Landlord to provide a food and drink service for the occupiers of the Centre.

15.	Building Exterior, windows And security

15.1	The Tenant shall ensure that the decor and design of the exterior of the Premises and the interior of the Premises which is visible from the outside (including all blinds, shades, awnings, window ventilators and other fittings and fixtures) and all signs are elegant, tasteful and conform to the reasonable requirements and standards of the Landlord as to design quality and appearance. The opinion of the Landlord or of the Landlord’s consultants as to whether the exterior and/or interior of the Premises and/or the signs is/are elegant, tasteful and/or conform to such requirements shall be conclusive and binding. The Tenant shall not make any changes to such external and internal parts and the signs without the prior written consent of the Landlord and shall remove any object or fitting or fixture which in the absolute opinion of the Landlord is incongruous with or may detract from the general appearance of the Centre. The Tenant shall also ensure that all blinds, shades and/or curtains are installed in accordance with the Landlord’s requirements and do not at any time cover any of the coved lights referred to in paragraph 11.3 or obscure any of the coved lights from external view or obstruct in any way the use of any of the coved lights.

15.2	The Tenant shall keep the windows of the Premises closed at all times and shall take such steps as may be necessary to prevent air leakages and excessive infiltration of air from outside the Centre into the Premises and shall not do any act or thing whereby the working of the air circulating plant in the Centre shall be affected.

15.3	The Tenant shall ensure that all doors of the Premises are safely and properly locked and secured when the Premises are not occupied and shall use its best endeavors to protect and keep the Premises and any property contained therein from theft or robbery. The Landlord reserves the right by its agent caretaker employees servants and workmen to enter and fasten the same if left insecurely fastened. The Landlord will provide keys for locks on doors or other openings of the Premises and the Tenant will return to the Landlord on the determination of the tenancy all such keys and shall not permit the same at any time to come into the possession or control of any person other than the Tenant its servants or agents.

15.4	Subject to paragraph 15.3, the Tenant shall ensure that the doors at the entrance of the Premises shall be kept open at all times during the business operation hours of the Tenant.

16.	Obstruction

16.1	The Tenant shall not cover nor obstruct nor permit to be covered or obstructed in any manner (other than in compliance with paragraph 15) the windows, sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Centre.

16.2	The Tenant shall not in any way obstruct nor permit the obstruction of any Common Area and in particular shall not permit any bicycles, motor cycles or scooters, trolleys and other vehicles for transportation to be parked nor permit the stocking or storage or littering of any goods or garbage in any Common Area (other than at the proper lots and areas designated by the Landlord for the parking of vehicles, the loading and unloading of goods and the storage or disposal of garbage).

16.3	The Tenant shall not permit or suffer its patients to wait, loiter or, in any manner whatsoever, cause obstruction in or be or become a nuisance or annoyance to any user(s) of any Common Area whether for the purpose or in the course of visiting the Tenant or otherwise. The Tenant shall ensure that its patients shall wait for their appointments with the Tenant within the Premises.

17.	Use of conveniences: The Tenant shall not throw nor place nor permit to be thrown or placed in the lift shafts, water-closets or other conveniences in the Centre any rubbish or waste or any other materials, and in the event of the Tenant’s breach of this paragraph, the Tenant shall on demand pay to the Landlord the costs of repairing any damage to or replacing (as the Landlord may deem necessary) such lift shafts, water-closets or other conveniences arising therefrom.

18.	Medical Waste: The Tenant shall ensure the safe and proper disposal of all medical waste (including, without limitation, biohazardous and radioisotopic waste and cytotoxic drugs) generated at or from the Premises at its own cost in accordance with all relevant laws or regulations.

19.	Use of lifts

19.1	The Tenant shall ensure that only small and light articles such as brief-cases, attache cases and handbags are placed into or transported by the passenger lifts or brought into the lobbies of the Centre, that only the service lift prescribed by the Landlord is used to transport any bulky or heavy object including but not limited to furniture, merchandise, bicycles, machinery and equipment, and that the capacity for such service lift is complied with in respect of such transportation. In the event that the Tenant wishes to transport any bulky or heavy object to or from the Premises, the Tenant shall use only the service lift prescribed by the Landlord for this purpose and shall gain access to or from the service lift only at a basement level of the Centre.

19.2	The Tenant shall not permit nor allow the contractors, workmen or cleaners (with or without equipment and tools) engaged by the Tenant to use the passenger lifts of the Centre and shall ensure that they use only the service lift prescribed by the Landlord.

20.	Carparks, Temporary parking and Loading bays

20.1	The Tenant shall use the carparks in the Centre lawfully and in compliance with all rules and regulations prescribed in respect of the same whether by the Landlord or the Management Corporation or the Centre Manager. The Tenant shall pay carpark charges (including all taxes) as may be levied or revised from time to time by the Landlord for the use of the carparks, and such sums shall be payable as additional rent.

20.2	The Tenant shall not load nor unload any objects (including but not limited to furniture, merchandise, machinery and equipment) except at the loading and unloading bays or areas designated by the Landlord and during the periods designated by the Landlord, and shall not use the Common Area (other than such part or parts thereof and at such times designated or permitted by the Landlord in writing) to transport such objects between a loading or unloading bay or any other area designated by the Landlord and the Premises, and so not to cause congestion nor inconvenience to any other user and at all times shall comply with the directions of the Landlord’s employees or agents in respect of the use of the same.

21.	Soliciting and use of Common Area: The Tenant shall not solicit business, display or distribute advertising or any other material in the carparks or any Common Areas or use the same for business or commercial purposes or any other purpose whatsoever except as expressly authorized under this Lease or in such manner and under such conditions as may be approved from time to time by the Landlord.

SCHEDULE 7

LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

1.	Quiet enjoyment: That the Tenant paying the Rent and Service Charge and performing the Tenant’s covenants reserved by and contained in this Lease may lawfully and peaceably hold and enjoy the Premises throughout the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

2.	Property tax: To pay the property tax levied or charged upon the Premises except such as are herein agreed to be paid by the Tenant.

3.	Management of the Centre: Subject always to the provisions of Clauses 17 and 17A of this Lease to provide the following services (collectively called the “Services”) EXCLUDING all services or facilities whatsoever which are at any time provided by the Management Corporation:-

(a)	to maintain the Centre and to keep the roof, foundations, load bearing walls and beams and all external walls of the Centre and the Common Area, and the Conducting Media in or serving the Common Area, in good and tenantable condition and repair (fair wear and tear excepted);

(b)	to insure and keep insured the Centre (excluding fittings and fixtures installed by the Tenant and any other parts of the Premises which the Tenant is obliged in this Lease to insure) against damage by fire and such other risks as the Landlord may deem fit; and

(c)	to provide:-
(i)	air-conditioning services for the Common Area and chilled water supplied by the Landlord to the air-conditioning fan coil unit(s) installed by the Landlord in the Premises during the Operating Hours. At the request of the Tenant but without any obligation on the part of the Landlord to do so, the supply of chilled water to the said fan coil unit(s) may be extended beyond the Operating Hours and the supply of chilled water may be extended to additional fan coil unit(s) installed by the Tenant in the Premises and in such event the Tenant shall bear and pay to the Landlord on demand the costs and expenses for such extension;

(ii)	lift services during the Operating Hours;

(iii)	electricity for the lighting of the passages, corridors, staircases, escalators, lifts, and water-closets of the Common Area and water for the water closets located in the Common Area during the Operating Hours; and

(d)	to employ a watchman or watchmen for the protection at night of the Centre during such hours determined by the Landlord (but not so as to render the Landlord liable for any loss or damage sustained by the Tenant or the Tenant’s Occupiers through the neglect, default, negligence or misconduct of such watchman or watchmen); and

(e)	to provide such other services as the Landlord may deem fit.

For avoidance of doubt, the Services include the disposal of normal office waste (non-medical waste) only and do not extend to the disposal of any medical waste whatsoever.

ANNEXURE A

SITE PLAN OF CENTRE

CAMDEN MEDICAL CENTRE

SITE PLAN

ANNEXURE B

PLAN OF PREMISES

IN WITNESS WHEREOF the parties have executed this Lease the day and year first above written.

Landlord

Signed by Lynn Toh )
for and on behalf of )
**PONTIAC LAND PRIVATE LIMITED** )
)
)
)
in the presence of:- )

..................................
Name of Witness
Keith Koh

Tenant

Signed by )
for and on behalf of )
**HC ORTHOPAEDIC SURGERY** )
**PTE. LTD.** )
)
)
)
in the presence of:- )

Signature:..............................................

Name: .............................. DR.HENRY CHAN YING HO
MBBS MRCS (Edin)
M Med FRCS (Ortho)
Consultant Orthopaedic Surgeon

**Affix company stamp**:

HC ORTHOPAEDIC SURGERY
Mt. Elizabeth Medical Centre #13-09
3 Mt. Elizabeth, Orchard Singapore 228510
T: 6732 8848 Reg No: 201725626E

HC Orthopaedic Surgery Pte Ltd
Reg.No. 201725626E

..................................................
Name of Witness:..Elle Cheong........

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